STANDARD FORM OFFICE LEASE

CORPORATE POINTE

CULVER CITY, CALIFORNIA

REEP-OFC CORPORATE POINTE CA, LLC, a Delaware limited liability company,

as Landlord,

and

FLITWAYS TECHNOLOGY INC.,

a Nevada corporation,

as Tenant.

STANDARD FORM OFFICE LEASE

This Standard Form Office Lease (“Lease”), dated for reference purposes only as of September __, 2017, is entered into by and between REEP-OFC CORPORATE POINTE CA, LLC, a Delaware limited liability company (“Landlord”), and FLITWAYS TECHNOLOGY INC., a Nevada corporation [NOTE:  THIS ENTITY IS NOT REGISTERED TO CONDUCT BUSINESS IN CALIFORNIA WITH THE CALIFORNIA SECRETARY OF STATE'S OFFICE] (“Tenant”).

ARTICLE I

BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.

Address of Landlord:

a.

Notices:

REEP-OFC Corporate Pointe CA, LLC

c/o New York Life Real Estate Investors
One Front Street, Suite 550
San Francisco, CA 94111

Attention:  Asset Manager

and

REEP-OFC Corporate Pointe CA, LLC

c/o New York Life Real Estate Investors
One Front Street, Suite 550
San Francisco, CA 94111

Attention:  General Counsel

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

Three Embarcadero Center, 12th Floor

San Francisco, CA  94111-4074

Attention:  Lee GotshallMaxon

b.

Rent Payments:

By wire:

Account Name:  REEF OFC Corporate Pointe CA LLC

Bank Name: Bank of America

Account Number: 488046251383

ACH ABA # – 111000025

By check, if by first-class mail or by courier/overnight delivery:

REEP-OFC Corporate Pointe CA, LLC – Depository - LBX

P.O. Box 849112

Dallas, TX  75284-9112

2.

Premises Address:

600  Corporate Pointe, Suite 550
Culver City, California

3.

Address of Tenant:

FLITWAYS TECHNOLOGY INC.
600 Corporate Pointe, Suite 550
Culver City, CA  90230
Attn:  Tobi Mac, CEO

4.

Tenant’s Trade Name:

FLITWAYS TECHNOLOGY INC.

5.

Tenant’s Contact:  Tobi Mac    Telephone:  (310) 8707082, Ext. 10

6.

Premises Square Footage:

Approximately 5,879 rentable square feet located on the fifth (5th) floor of the Building

Building Square Footage:  Approximately 281,918 rentable square feet

7.

Commencement Date:  See Lease Section 3.2.

8.

Term:  Five (5) years and five (5) months

9.

Monthly Rent:  The Monthly Rent payable by Tenant under the Lease during the Term shall be as follows:

Months	Monthly Rent
1 – 12	$19,988.60 per month
13 – 24	$20,688.20 per month
25 – 36	$21,412.29 per month
37 – 48	$22,161.72 per month
49 – 60	$22,937.38 per month
61 – 65	$23,740.19 per month

10.

Security Deposit:  $47,480.38

11.

Permitted Uses:  General office purposes consistent with a first-class office building, all in accordance with Applicable Laws and Restrictions (as hereafter defined) and pursuant to approvals to be obtained by Tenant from all relevant City, County and other required governmental agencies and authorities.

12.

Brokers:

Newmark of Southern California, Inc., dba Newmark Knight Frank, representing Landlord.  Bailes & Associates, Inc., representing Tenant

13.

Landlord’s Architect:  As designated by Landlord from time to time

14.

Guarantor:  None

15.

Vehicle Parking Passes:  Eighteen (18) unreserved parking passes.

16.

Additional Insureds:  Landlord; NYL Investors LLC; Lincoln Property Company, Mortgagee.

17.

Tenant’s Minimum Liability Insurance Limits: $3,000,000 per occurrence

18.

Tenant’s Share: 2.0854%

19.

Operating Expense Base:  Operating Expenses for the 2018 calendar year (the "Base Year")

Exhibits:  Exhibits A (Diagram of Premises), B (Commencement Date Memorandum), and C (Rules and Regulations).

ARTICLE II

DEFINITIONS

II.1 Certain Definitions.  The capitalized terms set forth below, unless the context clearly requires otherwise, shall have the following meanings in this Lease.

“Additional Rent” means any and all sums (whether or not specifically called “Additional Rent” in this Lease), other than Monthly Rent, which Tenant is or becomes obligated to pay to Landlord under this Lease.  See also Rent.

“Alterations” means any alterations, decorations, modifications, additions or improvements made in, on, about, under or contiguous to the Premises (or relating to Tenant’s use thereof) by or for the benefit of Tenant (other than the Tenant Improvements), including, but not limited to, telecommunications and data cabling and wiring, lighting, HVAC and electrical fixtures, pipes and conduits, transfer, storage and disposal facilities, partitions, drapery, wall coverings, shelves, cabinetwork and carpeting.

“Applicable Laws” is defined in Section 5.2.

“Applicable Rate” means the greater of ten percent (10%) per annum or five percent (5%) in excess of the discount rate of the Federal Reserve Bank of San Francisco in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Applicable Rate imposition; provided, however, the Applicable Rate shall in no event exceed the maximum interest rate permitted to be charged by Applicable Laws.

“Broker” means, collectively, the person(s) or entity(ies) identified in Item 12 of the Basic Lease Provisions.

“Building” means that certain building within which the Premises are located.

"Business Day" means a day which is a Monday through Friday excepting Holidays.

“Casualty” is defined in Section 12.1.

“CC&R’s” means any declaration of covenants, conditions and restrictions (or similar instrument), if any, applicable to all or any part of the Property or the Project and recorded in the Official Records of the County, as the same may be amended from time to time.

“City” means the city in which the Premises are located.

“Commencement Date” means the commencement date of the Term, described in Section 3.2.

“Common Area” is defined in Section 3.1.

“County” means the county in which the Premises are located.

“Event of Default” means the Tenant defaults described in Section 15.1.

“HVAC” means the heating, ventilating and air conditioning system serving the Building.

“Hazardous Materials” is defined in Article  VI.

"Holidays" is defined in Section 7.7.

“Landlord’s Agents” means Landlord’s agents, trustees, representatives, property managers (whether as agents or independent contractors), investment managers, attorneys, consultants, contractors, partners, managers, members, subsidiaries, affiliates, directors, officers and employees, including, without limitation, the Additional Insureds named in Item 16 of the Basic Lease Provisions.

“Landlord’s Architect” means the architect or architectural firm from time to time designated by Landlord to perform the function of Landlord’s Architect set forth in this Lease.

“Lease” means this instrument together with all exhibits, amendments, addenda and riders attached hereto and made a part hereof.

“Monthly Rent” means the monthly rental which Tenant is to pay to Landlord pursuant to Section 4.1, as the same may be adjusted from time to time as set forth in this Lease.  See also Rent.

“Mortgage” means any mortgage, deed of trust, or similar lien now or hereafter affecting the Property or any portion thereof, and any renewal, modification, consolidation, replacement and/or extension thereof.

“Mortgagee” means any mortgagee, beneficiary or lender under any Mortgage now or hereafter affecting the Property or any portion thereof.

“Notice” means each and every notice, communication, request, demand, reply or advice, or duplicate thereof, in this Lease provided or permitted to be given, made or accepted by either party to the other party, which shall be in writing and given in accordance with the provisions of Section 21.6.

“Operating Expenses” means, collectively, Project Costs and Real Property Taxes.

“Operating Expense Base” means the allowance for Operating Expenses that Landlord will credit to Tenant’s Share of Operating Expenses under Article  VII, which allowance amount or base year for such allowance amount is set forth under Item 19 of the Basic Lease Provisions.

“Premises” means the premises shown in Exhibit A, and all areas appurtenant thereto, if any, for the exclusive use of Tenant, as shown in Exhibit A.  The Premises are located within and constitute a portion of the Building at the address set forth in Item 2 of the Basic Lease Provisions.

“Premises Square Footage” means (a) the entire area included within the Premises, being the area bounded by the inside surface of any exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) of the Building bounding the Premises, the inside surface of the exterior of all walls separating the Premises from any public corridors or such other public areas on such floor, and the centerline of all walls separating the Premises from other areas leased or to be leased to other tenants on such floor; and (b) an amount equal to Tenant’s Share of the lobby areas, corridors, restrooms, mechanical rooms, janitorial rooms, electrical rooms and telephone closets in the Building.  The Premises Square Footage as of the execution of this Lease is set forth in Item 6 of the Basic Lease Provisions.  Such Premises Square Footage with respect to the initial Premises leased by Tenant shall not be subject to re-measurement or modification.

"Project" is defined in Section 3.1.

“Property” is defined in Section 3.1.

“Project Costs” is defined in Section 7.3.

“Real Property Taxes” is defined in Section 7.4.

“Rent” means Monthly Rent and Additional Rent, collectively.

“Restrictions” means, collectively, the CC&Rs and any other covenants, conditions or restrictions affecting the Project or the Premises or any portion thereof, as the same may be amended from time to time.

“Rules and Regulations” means, collectively, the rules and regulations attached hereto as Exhibit C and any modifications thereto promulgated by Landlord or Landlord’s Agents from time to time, and such rules and regulations promulgated by the Restrictions.

“Security Deposit” means the amount set forth in Item 10 of the Basic Lease Provisions, which shall be paid to Landlord by Tenant pursuant to Section 4.6.

““Tenant Improvements” means those certain improvements in the Premises as of the date of Landlord's delivery of the Premises to Tenant.

“Tenant’s Agents” means Tenant’s agents, representatives, consultants, contractors, affiliates, subsidiaries, officers, directors, employees, subtenants, guests, visitors and invitees.

“Tenant’s Personal Property” means Tenant’s removable trade fixtures, furniture, equipment and other personal property located in or on the Premises.

“Tenant’s Share” is defined in Section 7.2.

“Term” means the term of this Lease, as provided in Section 3.2.

“Unavoidable Delay” means any delays which are beyond a party’s reasonable control, including, but not limited to, delays due to inclement weather, strikes, acts of God, inability to obtain labor or materials, inability to secure governmental approvals or permits, governmental restrictions, civil commotion, fire, earthquake, explosion, flood, hurricane, the elements, or the public enemy, action or interference of governmental authorities or agents, war, invasion, insurrection, rebellion, riots, lockouts or any other cause whether similar or dissimilar to the foregoing which is beyond a party’s reasonable control; provided however, that in no event shall any of the foregoing ever apply with respect to the payment of any monetary obligation.

II.2 Other Definitions.  Terms defined elsewhere in this Lease, unless the context clearly requires otherwise, shall have the meaning as there given.

ARTICLE III

PREMISES AND TERM

III.1 Lease of Premises.  Subject to and upon the terms and conditions set forth herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord.  The Premises are part of that certain office building located at 600 Corporate Pointe, Culver City, California (“Building”).  The Building is located on a parcel of land owned by Landlord (which parcel and all improvements located thereon from time to time, including, without limitation, the Building, driveways, landscaping and hardscaping, are referred to herein as the “Property”).  The Building is part of a office building project known as "Corporate Pointe."  The term "Project," as used in this Lease, shall mean (i) the Building and the Common Area, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Area are located, (iii) the other office building located adjacent to the Building, commonly known as 400 Corporate Pointe, Culver City, California, and the land upon which such adjacent office building is located, and (iv) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

The term “Common Area” as used in this Lease shall mean those interior common areas of the Building (including, without limitation, common entrances, lobbies, corridors, stairways and stairwells, public restrooms and elevators) and exterior common areas of the Project (including, without limitation, the driveways, sidewalks, walkways and similar areas) that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, tenants of the Project (and other authorized users) and their respective agents, employees, suppliers, shippers, customers and invitees.

III.2 Term and Commencement.  Unless sooner terminated as provided herein, the Term of this Lease shall be for that period set forth in Item 8 of the Basic Lease Provisions, as the same may be extended in accordance with any option or options to extend the Term granted herein, and shall commence (the “Commencement Date”) on the date that is the earlier to occur of (i) seven (7) days following the date of Landlord's execution of this Lease (as evidenced by the date located immediately below Landlord's signature on this Lease), or (ii) the date Tenant commences occupancy of all or a part of the Premises for the conduct of business.  When the actual Commencement Date has occurred, Tenant shall execute a Commencement Date Memorandum in the form shown in Exhibit B (the “Commencement Date Memorandum”) as provided by Landlord within five (5) days after Landlord’s request therefore.  Tenant’s failure to execute the Commencement Date Memorandum within said five (5) day period shall, at Landlord’s option, be an Event of Default hereunder and shall constitute Tenant’s acknowledgment of the truth of the facts contained in the Commencement Date Memorandum delivered by Landlord to Tenant.

III.3 Early Entry.  Tenant and its authorized agents, contractors, subcontractors and employees shall be granted a license by Landlord to enter upon the Premises upon the mutual execution of this Lease, at Tenant’s sole risk and expense, for the purposes of preparing the Premises for Tenant's occupancy ; provided, however, that (a) the provisions of this Lease, other than with respect to the payment of Monthly Rent, shall apply during such early entry, including, but not limited to, the provisions of Article  XI relating to Tenant’s indemnification of Landlord, (b) prior to any such entry, Tenant shall pay for and provide evidence of the insurance to be provided by Tenant pursuant to the provisions of Article  XI, (c) Tenant shall pay all utility, service and maintenance charges for the Premises attributable to Tenant’s early entry and use of the Premises as reasonably determined by Landlord, and (d) prior to such entry, Tenant shall have delivered to

Landlord an executed original of this Lease and payment in an amount equal to: (i) Monthly Rent for the first (1st) month of the Term in which Monthly Rent is due, plus (ii) the Security Deposit set forth in Item 10 of the Basic Lease Provisions.  Upon Tenant’s breach of any of the foregoing conditions, Landlord may, in addition to exercising any of its other rights and remedies set forth herein, revoke such license upon Notice to Tenant.

III.4 Possession.  Tenant understands that, notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to deliver possession of the Premises to Tenant for so long as Tenant fails to deliver to Landlord executed copies of policies of insurance or certificates thereof as required under Section 11.8.

III.5 “AS-IS” Condition of Premises.  Tenant shall accept the Premises from Landlord in its “AS-IS” condition and Tenant acknowledges and agrees that Landlord has no obligation to improve, alter or remodel the Premises in any manner whatsoever.  The taking of possession or use of the Premises by Tenant for any purpose shall conclusively establish that Tenant has inspected the Premises and accepts them as being in good and sanitary order, condition and repair.  Landlord hereby informs Tenant that the Building and the Project have not undergone an inspection by a person certified pursuant to Section 4459.2 of the California Government Code (a Certified Access Specialist).

III.6 No Representations.  Tenant acknowledges that neither Landlord nor any of Landlord’s Agents has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business, including, but not limited to, any representations or warranties regarding zoning or other land use matters, or for any other purpose, and that neither Landlord nor any of Landlord’s Agents has agreed to undertake any alterations or additions or construct any tenant improvements to the Premises except as expressly provided in this Lease.

III.7 Relocation of Premises.  Landlord shall have the onetime right, at any time before or during the Term, to relocate Tenant from the Premises to other space located within the Building or the Property upon no less than sixty (60) days prior written Notice to Tenant (which Notice shall specify the anticipated date of such relocation).  Such space (“Relocation Space”) shall be comparable in size, utility and condition to the Premises.  Landlord shall pay all reasonable moving expenses and for improving the Relocation Space so that the condition thereof is comparable to the Premises, and shall reimburse Tenant for stationery reprinting costs necessitated by such relocation, up to, but not exceeding, a total reimbursement for such stationary reprinting costs of $500.00.  Tenant shall cooperate with Landlord in all reasonable ways to facilitate any such relocation, which relocation shall occur at such times and on such date(s) as may be designated by Landlord.  Prior to the date that Tenant is moved to the Relocation Space, Tenant shall remain in the Premises and shall continue to perform all of its obligations under this Lease.  Upon the delivery of possession of the Relocation Space to Tenant, the Relocation Space shall thereupon become the premises leased by Tenant under this Lease (and all references in this Lease to the “Premises” shall thereafter refer to the relocated Premises), and the terms of the Lease shall remain in full force and shall thereupon apply to the Relocation Space, except that, if the size of the Relocation Space is smaller or larger than the Premises as they existed before the relocation (as reasonably determined by Landlord), then, effective as of such relocation, Monthly Rent and Tenant’s Share shall each be adjusted based on the relationship between the number of rentable square feet of the pre-relocation Premises and the number of rentable square feet of the Relocation Space (all as reasonably determined by Landlord).  No amendment or other instrument shall be necessary to effectuate a relocation of the Premises pursuant to this Section 3.7, except that, if requested by Landlord, Tenant shall execute an appropriate amendment document within ten (10) days after Landlord’s written request therefor.  If Tenant fails to execute such relocation amendment within such time period, or if Tenant fails to be ready to relocate on the date(s) designated by Landlord, then any such failure shall constitute an Event of Default by Tenant under this Lease.

ARTICLE IV

RENT AND ADJUSTMENTS

IV.1 Monthly Rent. From and after the Commencement Date, Tenant shall pay to Landlord, for each calendar month of the Term, the Monthly Rent set forth in Item 9 of the Basic Lease Provisions.  Monthly Rent shall be due and payable to Landlord in lawful money of the United States, in advance, on the first (1st) day of each calendar month of the Term, without abatement, deduction, claim or offset, and without prior Notice, invoice or demand, at Landlord’s address for payment of Rent set forth in Item 1 of the Basic Lease Provisions or at such place as Landlord may from time to time designate.  Tenant’s payment of Monthly Rent for the first (1st) month of the Term for which Monthly Rent is payable shall be delivered to Landlord concurrently with Tenant’s execution of this Lease. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, and no default by Tenant occurs hereunder beyond any applicable notice and cure period, Landlord hereby agrees that Tenant shall not be required to pay Monthly Rent for months eight (8) through twelve (12), inclusive, of the initial Term (the “Abatement Period”).  The total amount of Monthly Rent abated during the Abatement Period shall not exceed $99,943.00.  During the Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease including all Additional Rent.  In the event of a default by Tenant under the terms of this Lease that results in termination of this Lease in accordance with the provisions of Article  XIX hereof, then as a part of the recovery set forth in Article  XV of this Lease, Landlord shall be entitled to the immediate recovery, as of the day prior to such termination, of the Monthly Rent that was abated under the provisions of this Section 4.1.

IV.2 Additional Rent.  All Additional Rent shall be due and payable to Landlord in lawful money of the United States, at Landlord’s address for payment of Rent set forth in Item 1 of the Basic Lease Provisions or at such other place as Landlord may from time to time designate, without abatement, deduction, claim or offset, within ten (10) days of receipt of Landlord’s invoice or statement for same, or, if this Lease provides another time for the payment of certain items of Additional Rent, then at such other time.  Notwithstanding the foregoing, Additional Rent for Tenant's Share of Operating Expenses shall be payable on the first (1st) day of each calendar month of the Term, without abatement, deduction, claim or offset.

IV.3 Prorations.  If the Commencement Date is not the first (1st) day of a month, or if the expiration of the Term of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which the Term commences or expires, as applicable.

IV.4 Application of Payments.  Landlord shall have the right to apply payments received from Tenant under this Lease to any sums past or currently due under this Lease, whether Monthly Rent, Additional Rent or otherwise, in such order and in such amounts as Landlord, in its sole discretion, may elect, regardless of any designation of such payments by Tenant to the contrary.

IV.5 Late Payment Charges.  Tenant acknowledges that late payment by Tenant to Landlord of Rent under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult or impracticable to determine.  Such costs include, but are not limited to, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any Mortgage, and late charges and penalties that may be imposed due to late payment of Real Property Taxes.  Therefore, if any installment of Monthly Rent or any payment of Additional Rent due from Tenant is not received by Landlord in good funds by the fifth (5th) calendar day from the applicable due date, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that such amount remains unpaid.  The parties acknowledge that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.  Acceptance of any late Rent and late charge therefor shall not prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other Event of Default under this Lease.  In no event shall this provision for a late charge be deemed to grant Tenant a grace period or extension of time within which to pay Rent or prevent Landlord from exercising any of the other rights and remedies available to Landlord for any Event of Default under this Lease.  Notwithstanding the foregoing (i) should any payment of Rent by personal check be rejected for insufficient funds, Landlord shall have the right, upon Notice to Tenant, to require that all future payments by Tenant under this Lease be by cashier’s check acceptable to Landlord, and (ii) upon the third (3rd) occurrence during the Term of Tenant’s failure to timely pay Rent when due, Landlord may, upon Notice to Tenant, require that Monthly Rent for the balance of the Term be made in quarterly installments, in advance, in an amount equal to the sum of the Monthly Rent amounts payable during such three (3) month period.  Notice is hereby given to Tenant that the acceptance of partial Rent by Landlord shall not constitute a waiver by Landlord of any rights, including, without limitation, the right of Landlord to recover possession of the Premises and/or sue for the remaining balance owed.  The foregoing Notice shall be deemed to constitute Notice to Tenant as required under California Code of Civil Procedure Section 1161.1(c).

IV.6 Security Deposit.  Concurrently with its execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Item 10 of the Basic Lease Provisions (“Security Deposit”) as security for the full and faithful performance by Tenant of its obligations under this Lease.  The Security Deposit is not an advance payment or prepayment of Rent or a measure or limit of Landlord’s damages upon a default or an Event of Default.  Landlord may apply, in its sole discretion at any time during the Term of this Lease, all or any part of the Security Deposit to the payment of all prepaid expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease, including, without limitation, for tenant improvements and broker commissions.  Any such application of the Security Deposit is not and shall never be dependent upon an Event of Default.  Without waiver of any rights Landlord may have under this Lease or at law or in equity, Landlord may from time to time apply all or a portion of the Security Deposit as is necessary for the following purposes:  (i) to remedy any default by Tenant in the payment of Rent, (ii) to repair damage to the Premises caused by Tenant, (iii) to clean the Premises upon the expiration or sooner termination of this Lease, and/or (iv) to the payment of any other amount which Landlord may spend or become obligated to spend by reason of an Event of Default and/or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of an Event of Default, to the fullest extent permitted by law (including, without limitation, on account of damages owing to Landlord under Section 15.3 below), and, in this regard, Tenant hereby expressly waives any restriction on the uses to which the Security Deposit may be put contained in Section 1950.7 of the California Civil Code and any present or future laws otherwise governing the uses to which the Security Deposit may be put.  If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount.  Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to any interest on the Security Deposit.  The unused portion of the Security Deposit, if any, shall be returned to Tenant within thirty (30) days of the expiration of this Lease or any sooner termination of this Lease not resulting from an Event of Default, so long as Tenant has vacated the Premises in the manner required by this Lease and paid all sums required to be paid under this Lease, provided however that Landlord may retain the Security Deposit until such time as any amounts of Additional Rent due from Tenant have been determined and paid in full (and Tenant hereby expressly waives the provisions of Section 1950.7 of the California Civil Code and any present or future laws otherwise governing the return of the Security Deposit to Tenant to the extent of reasonably anticipated Additional Rent retained by Landlord pursuant to this sentence).  If this Lease is terminated following an Event of Default, any then-unapplied portion of the Security Deposit may be held by Landlord and applied against future rent damages (and, the unapplied portion of the Security Deposit, if any, remaining following such application shall be returned to Tenant within fifteen (15) days after final determination of all damages due Landlord, and, in this respect, the provisions of California Civil Code Section 1950.7 are hereby expressly waived by Tenant).

ARTICLE V

USE

V.1 Tenant’s Use.  Tenant shall use the Premises solely for the purposes set forth in Item 11 of the Basic Lease Provisions and shall use the Premises for no other purpose.  Tenant’s use of the Premises shall be subject to all of the terms and conditions of this Lease, including, but not limited to, all the provisions of this Article  V. Tenant, at Tenant’s sole cost and expense, shall procure, maintain and make available for Landlord’s inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant’s permitted use of the Premises.  At Landlord’s request, Tenant shall deliver copies of all such approvals, licenses and permits to Landlord.

V.2 Compliance with Applicable Laws.  Throughout the Term, Tenant, at Tenant’s sole cost and expense, shall comply with, and shall not use the Premises, Building Property or Common Area, or suffer or permit anything to be done in or about the same which will in any way conflict with, (i) any and all present and future laws, statutes, zoning restrictions, ordinances, orders, regulations, directions, rules and requirements of all governmental or private authorities having jurisdiction over all or any part of the Property or Premises (including, but not limited to, state, municipal, county and federal governments and their departments, bureaus, boards and officials) pertaining to the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises, (ii) any and all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined in Article  VI), waste disposal, air emissions and other environmental or health and safety matters, zoning, land use and utility availability, which impose any duty upon Landlord or Tenant directly or with respect to the use or occupation of the Property or any portion thereof, (iii) the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, Building or Property or any portion thereof, (iv) any covenants, conditions, easements or restrictions, including, but not limited to, the Restrictions, now or hereafter affecting or encumbering the Building or the Property, or any portion thereof, regardless of when they become effective, (v) the Rules and Regulations, and (vi) good business practices (collectively, (i) through (vi) above are hereinafter referred to as “Applicable Laws”).  Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with Applicable Laws.  Tenant shall not commit any waste of the Premises, Building or Property, or any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of the Building or any occupant of nearby property.  Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Premises, Building or Property, or place or permit to be placed any harmful liquids in the drainage systems, and Tenant shall not dump or store, or permit to be placed or stored, any inventory, waste materials, refuse or other materials or allow any such materials to remain outside the Building proper, except in designated enclosed trash areas.  Tenant shall not conduct or permit any auctions, sheriff’s sales or other like activities at the Property or any portion thereof.

V.3 Restrictions.  Tenant agrees that this Lease is subject and subordinate to the Restrictions, as the same may now or hereafter exist, and that it will execute and deliver to Landlord within ten (10) days of Landlord’s request therefor, any further documentation or instruments which Landlord deems necessary or desirable to evidence or effect such subordination.  Without limiting the provisions of Section 5.2, Tenant shall throughout the Term timely comply with all of the terms, provisions, conditions and restrictions of the Restrictions which pertain to, restrict or affect the Premises or Tenant’s use thereof, or Tenant’s use of any other area of the Project or Building permitted hereunder, including the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions of the Restrictions.  Tenant shall hold Landlord, Landlord’s Agents and the Premises harmless and shall indemnify, protect and defend Landlord and Landlord’s Agents from and against any loss, expense, damage, attorneys’ fees and costs or liability arising out of or in connection with the failure of Tenant to so perform or comply with the Restrictions.  Tenant agrees that it will subordinate this Lease to any other covenants, conditions and restrictions and any reciprocal easement agreements or any similar agreements which Landlord may hereafter record against the Premises and to any amendment or modification to any of the existing Restrictions, provided that such subordination does not unreasonably interfere with Tenant’s use and enjoyment of the Premises.

V.4 Landlord’s Right of Entry.  Landlord and Landlord’s Agents shall have the right to enter the Premises at all reasonable times upon reasonable Notice to Tenant (except for emergencies or to provide janitorial services, in which case no Notice shall be required) to inspect the Premises, to take samples and conduct environmental investigations, to post notices of nonresponsibility and similar notices and signs indicating the availability of the Premises for sale, to show the Premises to interested parties such as prospective lenders and purchasers, to perform Landlord’s obligations under this Lease, to perform Tenant’s obligations as permitted herein when Tenant has failed to do so, to exercise Landlord’s rights under this Lease and, at any reasonable time, to place upon the Premises reasonable signs indicating the availability of the Premises for lease and to show the Premises to prospective tenants, all without being deemed to have caused an eviction of Tenant and without any liability to Tenant or abatement of Rent.  The above rights are subject to reasonable security regulations of Tenant, and in exercising its rights set forth herein, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business.  Landlord shall at all times have the right to retain a key which unlocks all of the doors in the Premises, excluding Tenant’s vaults and safes, and Landlord and Landlord’s Agents shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency to obtain entry to the Premises, and any entry to the Premises so obtained by Landlord or Landlord’s Agents shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.

V.5 Building Access.  Subject to the terms of this Lease and Rules and Regulations and such security measures that Landlord may reasonably deem necessary or desirable for the safety and security of the Project, the Building or the Premises, Tenant shall have access to the Building and the Premises Twenty-four (24) hours per day, seven (7) days per week, subject to full or partial closures which may be required from time to time for construction, maintenance, repairs, actual or threatened emergency or other events or circumstances which make it reasonably necessary to temporarily restrict or limit access.

ARTICLE VI

HAZARDOUS MATERIALS

Tenant, at its sole cost and expense, shall comply and shall cause Tenant’s Agents to comply with all laws, ordinances, regulations, and standards regulating or controlling hazardous wastes or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq., the Hazardous Material Transportation Act, 49 U.S.C. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq.; the Carpenter-Presley-Tanner Hazardous Substance Account Act, Health and Safety Code Section 25300, et seq.; the Underground Storage of Hazardous Substance Act, Health and Safety Section 25280, et seq.; the Safe Drinking Water and Toxic Enforcement Act of 1986 (Health and Safety Code Section 25249.5, et seq.); and the Hazardous Waste Control Law, Health and Safety

Code Section 25100, et seq. (the “Environmental Laws”).  Tenant hereby indemnifies and at all times shall indemnify and hold harmless the Landlord, the Landlord’s Agents and any successors to the Landlord’s interest in the chain of title to the Property, their respective Landlord’s Agents, and agents from and against any and all claims, suits, demands, response costs, contribution costs, liabilities, losses, or damages, directly or indirectly arising out of the existence, use, generation, manufacture, storage, transportation, release, threatened release, or disposal of Hazardous Materials (defined below) in, on, or under the Property or in the groundwater under the Property and the migration or transportation of Hazardous Materials to or from the Property or the groundwater underlying the Property caused by or exacerbated by Tenant or Tenant’s Agents.  This indemnity extends to the costs incurred by Landlord or its successors to reasonably repair, clean up, dispose of, or remove such Hazardous Materials in order to comply with the Environmental Laws, provided Landlord gives Tenant not less than thirty (30) days advance written Notice of its intention to incur such costs.  Tenant’s obligations pursuant to the foregoing indemnification and hold harmless agreement shall survive the expiration or sooner termination of this Lease.  Tenant’s Agents shall not use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about the Property unless Tenant shall have received Landlord’s prior written consent therefor, which Landlord may withhold or revoke at any time in its reasonable discretion, and shall not cause or permit the release or disposal of Hazardous Materials from the Property except in compliance with applicable Environmental Laws.  Tenant shall not permit any person, including, without limitation, Tenant’s Agents to use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about the Property or transport Hazardous Materials from the Property unless Tenant shall have received Landlord’s prior written consent therefor, which Landlord may withhold or revoke at any time in its reasonable discretion and shall not cause or permit the release or disposal of Hazardous Materials.  Tenant shall promptly deliver written Notice to Landlord if it obtains knowledge sufficient to infer that Hazardous Materials are located on the Property that are not in compliance with applicable Environmental Laws or if any third party, including, without limitation, any governmental agency, claims a significant disposal of Hazardous Materials occurred on the Property or is being or has been released from the Property, or any such party gives Notice of its intention to declare the Property to be Border Zone Property (as defined in Section 25117.4 of the California Health and Safety Code).  Upon reasonable written request of Landlord, Tenant, through its professional engineers and at its cost, shall thoroughly investigate suspected Hazardous Materials contamination of the Property.  Tenant, using duly licensed and insured contractors, shall promptly commence and diligently complete the removal, repair, clean-up, and detoxification of any Hazardous Materials from the Property as may be required by applicable Environmental Laws.

Notwithstanding anything to the contrary in this Lease, nothing herein shall prevent Tenant from using materials other than Hazardous Materials on the Premises as would be used in the ordinary course of the Tenant’s business as contemplated by this Lease.  Tenant warrants and represents to Landlord that Tenant does not in the course of the Tenant’s current business use Hazardous Materials.  If, during the Term, Tenant contemplates utilizing Hazardous Materials (or subleases/assigns this Lease to a subtenant or assignee who utilizes Hazardous Materials), Tenant shall obtain prior written approval from Landlord.  Landlord, at its option, and at the Tenant’s expense, may cause an engineer selected by Landlord, to review (a) the Tenant’s operations including materials used, generated, stored, disposed, and manufactured in the Tenant’s business, and (b) the Tenant’s compliance with terms of this Article  VI.  Tenant shall provide the engineer with such information reasonably requested by the engineer to complete the review.  The first such review may occur prior to or shortly following the Commencement Date.  Thereafter, such review shall not occur more frequently than once each year unless cause exists for some other review schedule.  The fees and costs of the engineer shall be paid promptly by Tenant to Landlord upon receipt of written Notice of such fees and costs.

“Hazardous Materials” means any hazardous waste or hazardous substance as defined in any federal, state, county, municipal, or local statute, ordinance, rule, or regulation applicable to the Property, including, without limitation, the Environmental Laws.  “Hazardous Materials” shall also include asbestos or asbestos-containing materials, radon gas, petroleum or petroleum fractions, urea formaldehyde foam insulation, transformers containing levels of polychlorinated biphenyls greater than 50 parts per million, and chemicals known to cause cancer or reproductive toxicity, whether or not defined as a hazardous waste or hazardous substance in any such statute, ordinance, rule, or regulation.

ARTICLE VII

OPERATING EXPENSES; TAXES; UTILITIES

VII.1 Tenant to Bear Tenant’s Share of Operating Expenses.  Tenant shall pay to Landlord, as an item of Additional Rent, Tenant’s Share (as defined in Section 7.2) of Operating Expenses in excess of the Operating Expense Base as follows: Prior to the Commencement Date and thereafter prior to the commencement of each of Landlord’s fiscal years during the Term, Landlord shall give Tenant a written estimate of Tenant’s Share of Operating Expenses in excess of the Operating Expense Base for the ensuing fiscal year or partial fiscal year, as the case may be.  Commencing on January 1, 2019 and continuing thereafter throughout the Term, Tenant shall pay, as an item of Additional Rent, such estimated amount in equal monthly installments, in advance, on or before the first (1st) day of each calendar month.  If Landlord has not furnished its written estimate by the time set forth above, Tenant shall pay monthly installments of Operating Expenses in excess of the Operating Expense Base at the rate established for the prior fiscal year, if any; provided that when the new estimate is delivered to Tenant, Tenant shall at the next monthly payment date pay Landlord any accrued deficiency based on the new estimate, or Landlord shall credit any accrued overpayment based on such estimate toward Tenant’s next installment payment hereunder.  Within a reasonable period of time after the end of each fiscal year, Landlord shall furnish Tenant a statement (“Annual Statement”) showing in reasonable detail Tenant’s Share of the actual Operating Expenses in excess of the Operating Expense Base incurred for the period in question; provided, however, with respect to the fiscal year during which this Lease expires or sooner terminates, rather than wait until after the determination of actual Operating Expenses for such fiscal year to furnish Tenant with an Annual Statement for said fiscal year, Landlord may, at its election, provide Tenant with an Annual Statement for such fiscal year prior to the end of such fiscal year based on estimated (not actual) Operating Expenses for such fiscal year, as determined by Landlord, which Annual Statement shall not be subject to further adjustment or reconciliation once actual Operating Expenses are determined for such fiscal year.  If Tenant’s estimated payments are less than Tenant’s Share of actual Operating Expenses in excess of the Operating Expense Base as shown by the applicable Annual Statement, Tenant shall pay the difference to Landlord within thirty (30) days thereafter.  If Tenant shall have overpaid Landlord, Landlord shall credit such overpayment toward Tenant’s next installment payment hereunder.  When the Annual Statement is furnished to Tenant for the fiscal year in which this Lease expires or sooner terminates, Tenant shall, even if this Lease has expired or sooner terminated, pay to Landlord within fifteen (15) days after Notice the excess of Tenant’s Share of the actual Operating Expenses set forth in such Annual Statement in excess of the Operating Expense Base over the estimate of Tenant’s Share of such Operating Expenses paid by Tenant.  Conversely, any overpayment shall be rebated by Landlord to Tenant.  If this Lease expires or sooner terminates on a day other than the last day of a fiscal year, Tenant’s Share of Operating Expenses in excess of the Operating Expense Base for such partial fiscal year shall be calculated over the entire twelve-month fiscal year, but shall be prorated on the basis by which the number of days from the commencement of such fiscal year to and including the expiration or sooner termination of this Lease bears to 365.  If Landlord shall determine at any time that the estimate of Tenant’s Share of Operating Expenses in excess of the Operating Expense Base for the current fiscal year is or will become inadequate to meet Tenant’s Share of all such Operating Expenses for any reason, Landlord may, at its election, determine the approximate amount of such inadequacy and issue a supplemental estimate as to Tenant’s Share of such Operating Expenses, and Tenant shall pay any increase as reflected by such supplemental estimate.  Landlord shall keep or cause to be kept separate and complete books of accounting covering all Operating Expenses and showing the method of calculating Tenant’s Share of Operating Expenses in excess of the Operating Expense Base, and shall preserve for at least twelve (12) months after the close of each fiscal year all material documents evidencing said Operating Expenses for that fiscal year.  If Tenant does not notify Landlord of any objection to  the Annual Statement within thirty (30) days of Landlord’s delivery thereof, Tenant shall be deemed to have accepted such statement as true and correct and shall be deemed to have waived any right to dispute Tenant’s Share of Operating Expenses due pursuant to such statement.  Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Section 7.1 shall not constitute a waiver of its right to require Tenant to pay Tenant’s Share of Operating Expenses in excess of the Operating Expense Base pursuant hereto.  If the Building is not at least 95% occupied during any fiscal year, as determined by Landlord, then Operating Expenses shall be computed by Landlord for such fiscal year as if the Building had been 95% occupied during such fiscal year.

VII.2 Definition of Tenant’s Share.  The term “Tenant’s Share” means that portion of an Operating Expense determined by multiplying the cost of such item by a fraction, the numerator of which is the Premises Square Footage and the denominator of which is the total square footage of the floor area of the Building or the Project, depending on the nature of the Operating Expense to be charged, as of the date on which the computation is made.  A determination of Tenant’s Share for various Operating Expenses for the Building is set forth in Item 18 of the Basic Lease Provisions.  Tenant acknowledges that the total square footage of the Building or Project may change from time to time, and that Tenant’s Share under any or all of the foregoing categories of Operating Expenses may vary accordingly, effective on the first day of the month after each such change occurs.  A determination of Tenant’s Share and Building square footage as of the date hereof is set forth in Items 18 and 6, respectively, of the Basic Lease Provisions.

VII.3 Definition of Project Costs.  The term “Project Costs” means all costs and expenses incurred by Landlord or Landlord’s Agents in connection with the operation of the Building, including, but not limited to, the following: repair and maintenance of the roof, structural frame, foundation and exterior walls of the Building, periodic painting of the Building, periodic cleaning of the exterior windows of the Building, landscaping services, outside pest control, normal maintenance and repair of the HVAC through maintenance contracts or otherwise, sweeping, maintenance services, repairs to and replacement of asphalt paving, bumpers, striping, light bulbs, light standards, monument and directional signs and lighting systems, perimeter walls, retaining walls, sidewalks, planters, landscaping and sprinkler system in planting area, any and all assessments levied against the Building pursuant to the Restrictions, water, electrical and other utility services not supplied directly to a tenant, removal of trash, rubbish and other refuse from the Building, cleaning of and replacement of signs of the Building, including relamping and repairs made as required; repair, operation and maintenance of the Common Area, including, but not limited to, removal of any obstructions not reasonably required for the Common Area uses, prohibition and removal of the sale or display of merchandise or the storing of materials and/or equipment in the Common Area, and payment of all electrical, water and other utility charges or fees for services furnished to the Common Area; obtaining and maintaining public liability, property damage and other forms of insurance which Landlord may or is required to maintain in connection with the Building (including the payment of any deductibles thereunder); costs incurred in connection with compliance with Applicable Laws, including, without limitation, any Applicable Laws or changes in Applicable Laws regarding Hazardous Materials; establishment of reasonable reserves for replacements and/or repair of Common Area improvements, equipment and supplies; employment of such personnel as Landlord may deem reasonably necessary, if any, to police the Common Area and facilities; the cost of any capital improvements (other than tenant improvements for specific tenants) made by or on behalf of Landlord to the Project, Building or Common Area to the extent of the amortized amount thereof over the lesser of (i) the useful life of such capital improvements or (ii) five (5) years, in either case, calculated at a market cost of funds, all as determined by Landlord, for each year of the applicable amortization period during the Term; depreciation of machinery and equipment used in connection with the maintenance and operation of the Common Area for which a reasonable reserve has not been established as herein provided; employment of personnel used in connection with any of the foregoing, including, but not limited to, payment or provision for unemployment insurance, worker’s compensation insurance and other employee costs; the cost of bookkeeping, accounting and auditing and legal services provided in connection with any of the foregoing; the cost of any environmental consultant or other services used in connection with Landlord’s monitoring of the Property with respect to Hazardous Materials; the cost of any tax, insurance or other consultant utilized in connection with the Property; and any other items reasonably necessary from time to time to properly repair, replace, maintain and operate the Property or Building.  Project Costs shall also include a management fee to cover Landlord’s management, overhead and administrative expenses; provided however, if Landlord elects to delegate its duties hereunder to a professional property manager, then Project Costs shall not include any management fee to Landlord (except for any costs and/or administrative and overhead expenses reasonably incurred by Landlord in monitoring and auditing the performance delegated to the professional property manager), but under such circumstances any reasonable amounts paid to the professional property manager shall be added to and deemed a part of Project Costs.  If Landlord elects to perform any maintenance or repair herein described in conjunction with properties other than the Property, and if a common maintenance contractor is contracted with for such purpose, the contract amount allocable to the Property, as reasonably determined by Landlord, shall be added to and deemed a part of Project Costs hereunder.  Project Costs shall also include any costs, expenses and other charges levied or charged against Landlord and/or the Property by or under the Restrictions.  Increases in Project Costs by reason of a disproportionate impact by Tenant thereon (for example, and not by way of limitation, increases in costs of trash collection because of Tenant’s excessive generation of trash or increases in costs of Common Area maintenance because of Tenant’s unpermitted storage of inventory or materials in the Common Area), in Landlord’s reasonable judgment, may be billed by Landlord, as an item of Additional Rent, directly to Tenant.  If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Project Costs) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Project Costs shall be deemed to be increased by an amount equal to the additional Project Costs which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  Project Costs for the Base Year shall not include market-wide cost increases due to extraordinary circumstances, including, but not limited to, Unavoidable Delay, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements.  In no event shall the components of Project Costs for any year related to insurance, security or utility costs be less than the components of Project Costs related to insurance, security or utility costs, respectively, in the Base Year.

VII.4 Definition of Real Property Taxes.  The term “Real Property Taxes” means any form of tax, assessment, charge, license, fee, rent tax, levy, penalty (if a result of Tenant’s delinquency), real property or other tax (other than Landlord’s net income, estate, succession, inheritance, or franchise taxes), now or hereafter imposed with respect to the Property or any part thereof (including any Alterations), this Lease or any Rent payable under this Lease by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement district or other district or division thereof, whether such tax or any portion thereof (i) is determined by the area of the Property or any part thereof or the Rent payable under this Lease by Tenant, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of the Rent due under this Lease, (ii) is levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes with respect to the Property or any part thereof whether or not now customary or within the contemplation of Landlord or Tenant, or (iii) is based upon any legal or equitable interest of Landlord in the Property or any part thereof.  The amount of Real Property Taxes hereunder for the Base Year shall be known as the "Base Taxes".  If in any comparison year subsequent to the Base Year, the amount of Real Property Taxes decreases below the amount of Base Taxes, then for purposes of all subsequent years, including the year in which such decrease in Real Property Taxes occurred, the Base Taxes shall be decreased by an amount equal to the decrease in Real Property Taxes.

VII.5 Apportionment of Taxes.  If the Property is assessed as part of a larger parcel, then Landlord shall equitably apportion the Real Property Taxes assessed against the real property, which includes the Property, and reasonably determine the amount of Real Property Taxes attributable to the Property.  If other buildings exist on the assessed parcel, the Real Property Taxes apportioned to the Property shall be based upon the ratio of the square footage of all buildings within the Property to the square footage of all buildings on the assessed parcel, and the amount of Real Property Taxes so apportioned to the Property shall be included as part of Operating Expenses.  Landlord’s reasonable determination of such apportionment shall be conclusive.

VII.6 Tax on Improvements.  Tenant shall, at Landlord’s election, be directly responsible for and shall pay the full amount of any increase in Real Property Taxes attributable to the Tenant Improvements and any other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant, which payment shall be made by Tenant to Landlord within ten (10) days following Landlord’s written demand therefor from time to time.

VII.7 Utilities and Services.  Provided that no Event of Default has occurred and is continuing, Landlord agrees to furnish to the Premises (a) during reasonable hours of generally recognized Business Days, as established by Landlord from time to time (“Building standard hours”; currently Monday through Friday (excluding Holidays (as defined below)), 8 a.m. to 6 p.m. and Saturday 9 a.m. to 1 p.m.), subject to the conditions and in accordance with the standards set forth in the Rules and Regulations, as may be amended in writing by Landlord from time to time during the Term of this Lease and delivered to Tenant, reasonable quantities of electric current for normal lighting and fractional horsepower office machines, water for lavatory and drinking purposes, heat and air conditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises, and to the extent provided in the Building only, elevator service by non-attended automatic elevators, and (b) janitorial service, five (5) days per week (excluding Holidays), at such times as determined by Landlord from time to time.  Except as otherwise provided herein, the cost of all such utilities and services shall be included within the definition of Project Costs, and shall be paid by Tenant in the manner set forth in Section 7.1.  Landlord shall not be liable for, and Tenant shall not be entitled to terminate this Lease or to any abatement or reduction of Rent by reason of Landlord’s failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, Unavoidable Delay or by any other cause.  If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as Additional Rent, the cost, as reasonably determined by Landlord, incurred by such extraordinary usage.  In addition, Landlord may install separate meter(s) for the Premises, at Tenant’s sole expense, and Tenant thereafter shall pay all charges of the metered service.  If such utilities and services (including, without limitation, HVAC service) are requested by Tenant during hours other than the Building standard hours, Landlord shall use reasonable efforts to furnish such utilities and services upon reasonable Notice from Tenant, and Tenant shall pay Landlord’s charges for such utilities and services therefor on demand as Additional Rent (after-hours HVAC services are charged by Landlord on a per hour basis; Landlord’s current charge for after-hours HVAC services is variable according to several factors, but may be provided to Tenant upon request from time to time, provided that such charge is subject to adjustment by Landlord from time to time).  Tenant shall cooperate with any present or future government conservation requirements and with any conservation practices established by Landlord.  If there is any failure, stoppage or interruption of any services provided hereunder, Landlord shall use reasonable diligence to resume services promptly.  Landlord shall at all times have free access to all mechanical installations of the Building and Premises, including, but not limited to, air conditioning equipment and vents, fans, ventilating and machine rooms and electrical closets.  Tenant shall be solely responsible for securing telecommunications services to the Premises, all at its sole cost and expense, and Landlord shall have no responsibility therefor.  For purposes of this Lease, “Holidays” means those days recognized by any federal, state or local governmental agency as a holiday which Landlord, in its sole discretion, designates from time to time as “Holidays” for purposes of this Lease, such designation being subject to change from time to time.

VII.8

Energy Disclosure Regulations.  Tenant acknowledges that Landlord may, from time to time, be required to disclose certain information concerning the Building's energy use pursuant to California Public Resources Code Section 25402.10 and the regulations promulgated pursuant thereto (collectively, together with any future law or regulation regarding disclosure of energy efficiency data with respect to the Building, "Energy Disclosure Regulations").  Tenant shall cooperate with Landlord with respect to any disclosure and/or reporting requirements pursuant to any Energy Disclosure Regulations.  Without limiting the generality of the foregoing, Tenant shall, within ten (10) days following request from Landlord, disclose to Landlord all information requested by Landlord in connection with the Energy Disclosure Regulations, including, but not limited to, the amount of power or other utilities consumed within the Premises for which the meters for such utilities are in Tenant's name, the number of employees working within the Premises, the operating hours for Tenant's business in the Premises, and the type and number of equipment operated by Tenant in the Premises.  Tenant acknowledges that this information shall be provided on a non-confidential basis and may be provided by Landlord to the applicable utility providers, the California Energy Commission (and other governmental entities having jurisdiction with respect to the Energy Disclosure Regulations), and any third parties to whom Landlord is required to make the disclosures pursuant to the Energy Disclosure Regulations.  Tenant agrees that neither Landlord nor any Mortgagee (as defined below) shall be liable for any loss, cost, damage, expense or liability related to Landlord's disclosure of such information provided by Tenant.  In addition, Tenant represents to Landlord that any and all information provided by Tenant to Landlord pursuant to this paragraph shall be, to the best of Tenant's knowledge, true and correct in all material respects, Tenant acknowledges that Landlord shall rely on such information, and Tenant shall indemnify, defend and hold harmless the Landlord and any Mortgagee from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with or arising from any breach of the foregoing representation and/or Tenant's failure to timely provide any information requested by Landlord pursuant to this paragraph.

ARTICLE VIII

ALTERATIONS

VIII.1 Permitted Alterations.  Tenant shall not make or permit any Alterations without the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned.  Notwithstanding the foregoing, Landlord may withhold its consent in its sole discretion to any Alteration which would (i) affect the exterior of the Building or the outside areas of the Property or the Building (or be visible from adjoining sites), (ii) affect or penetrate any of the structural portions of the Building, including, but not limited to, the roof, (iii) require any change to the basic floor plan of the Premises, any change to the structural or mechanical components of the Premises, or any governmental approval or permit as a prerequisite to the construction thereof, (iv) interfere in any manner with the proper functioning of or Landlord’s access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (v) diminish the value of the Premises.  Landlord shall grant or deny its consent to Tenant's proposed Alterations within thirty (30) days following receipt of plans and specifications (in a form reasonably acceptable to Landlord) and such other information as Landlord may reasonably request with respect to the subject Alteration.  In the event that (a) Landlord shall fail to grant or deny its consent within such 30-day period, (b) Tenant shall deliver a second request for Landlord's consent (delivered following the expiration of such 30-day period), and (c) Landlord shall fail to grant or deny its consent within five (5) business days following receipt of such second request, Landlord's consent with respect to the subject Alteration shall be deemed granted.  All Alterations shall be constructed pursuant to plans and specifications previously provided to and, when applicable, approved in writing by Landlord, shall be installed by a licensed contractor at Tenant’s sole expense in compliance with all Applicable Laws, and shall be accomplished in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date and in accordance with the provisions of Section 22.1 below.  In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building.  The "Base Building" shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  No Hazardous Materials, including, but not limited to, asbestos or asbestos-containing materials, shall be used by Tenant or Tenant’s Agents in the construction or installation of any Alterations permitted hereunder.  Tenant shall, if required by Landlord, obtain and pay for, at Tenant’s own expense, a completion and indemnity bond covering such Alterations, the form and amount of which shall be subject to approval of Landlord.  All Alterations made by Tenant shall be and become the property of Landlord upon the construction or installation thereof and shall not be deemed Tenant’s Personal Property; provided, however, that Landlord may, at its option, require that Tenant, upon the expiration or sooner termination of this Lease, at Tenant’s expense, remove any or all Alterations and return the Premises to its condition as of the

Commencement Date, normal wear and tear excepted.  Notwithstanding any other provisions of this Lease to the contrary, Tenant shall be solely responsible for the maintenance, repair and replacement of any and all Alterations made by or for the benefit of Tenant (including, without limitation, by Landlord for the benefit of Tenant).  In addition, Tenant shall be responsible for the payment of any increase in Real Property Taxes that are attributable to any Alterations, which payment shall be made by Tenant to Landlord within ten (10) days following Landlord’s written demand therefor from time to time.

VIII.2 Trade Fixtures; Taxes.  Tenant shall, at its own expense, provide, install and maintain in good condition all of Tenant’s Personal Property required in the conduct of its business in the Premises.  Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Premises which become due during the Term, including, without limitation any Alterations and Tenant’s Personal Property.  Upon request by Landlord, Tenant shall promptly furnish Landlord with satisfactory evidence of these payments.

VIII.3 Mechanics’ Liens.  Tenant shall give Landlord Notice of Tenant’s intention to perform any work on the Premises which might result in any claim of lien at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a notice of nonresponsibility or other notice Landlord deems proper prior to the commencement of any such work.  Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against the Property or the Building or any portion thereof or against Tenant’s leasehold interest in the Premises.  If Tenant fails to cause the release of record of any lien(s) filed against the Property or the Building or any portion thereof or its leasehold estate in the Premises by payment or posting of a proper bond within ten (10) days from the date of the lien filing(s), then Landlord may, at Tenant’s expense, cause such lien(s) to be released by any means Landlord deems proper, including, but not limited to, payment of or defense against the claim giving rise to the lien(s).  All sums reasonably disbursed, deposited or incurred by Landlord in connection with the release of the lien(s), including, but not limited to, all costs, expenses and actual attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

VIII.4 Alterations by Landlord.

8.4.1

In General.  Landlord reserves the right at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises if required to do so by any Applicable Laws) and the fixtures and equipment thereof, as well as in or to the street entrances, walls, passages, and stairways thereof (in any event, "Renovations"), or to change the name by which the Building or the Property is commonly known, as Landlord may deem necessary or desirable.  Nothing contained herein shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any Applicable Laws in connection with the Premises, and nothing contained herein shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care of the Building or any part thereof other than as otherwise especially provided in this Lease.

8.4.2

Renovations Abatement Event.  In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of or in connection with Landlord's performance of any Renovations (an "Renovations Abatement Event"), then Tenant shall give Landlord notice of such Renovations Abatement Event, and if such Renovations Abatement Event continues for five (5) consecutive business days after Landlord's  receipt of any such notice (the "Eligibility Period"), then the Base Rent and Tenant's Share of Operating Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises.  If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  Such right to abate Base Rent and Tenant's Share of Direct Expenses shall be Tenant's sole and exclusive remedy at law or in equity for an Renovations Abatement Event.  Except as provided in this Section 8.4.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE IX

MAINTENANCE AND REPAIR

IX.1 Landlord’s Maintenance and Repair Obligations.  Landlord shall, subject to receiving Tenant’s Share of Operating Expenses in excess of the Operating Expense Base, and subject to Section 9.2, Article  XII and Article  XIII, maintain in good condition and repair the roof, exterior walls and foundation of the Building, provide normal maintenance services for the HVAC serving the Building through maintenance contracts or otherwise, and paint the exterior of the Building and clean the exterior windows of the Building as and when such painting or window cleaning, as the case may be, becomes necessary in Landlord’s sole discretion.  Landlord shall also provide maintenance and repair services to the base building electrical, plumbing, and mechanical systems serving the Premises.  Landlord shall not be required to make any repairs unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted.  The cost of any maintenance and repairs on the part of Landlord provided for in this Section 9.1 shall be considered part of Project Costs, except that repairs which Landlord deems arise out of any act or omission of Tenant or Tenant’s Agents shall be made at the expense of Tenant.  Landlord’s obligation to so repair and maintain the Premises shall be limited to the cost of effecting such repair and maintenance and in no event shall Landlord be liable for any costs or expenses in excess of said amounts, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant.

IX.2 Tenant’s Maintenance and Repair Obligations.  Tenant shall at all times during the Term of this Lease, at Tenant’s sole cost and expense, clean, keep, maintain, repair and make necessary improvements to, the Premises and every portion thereof and all improvements therein or thereto, in good and sanitary order and condition to the reasonable satisfaction of Landlord and in compliance with all Applicable Laws, usual wear and tear excepted.  The performance of such obligations shall be subject to the requirements of Section 22.1 below.  Any damage or deterioration of the Premises shall not be deemed usual wear and tear if the same could have been prevented by good maintenance practices by Tenant.  Tenant’s repair and maintenance obligations herein shall include, but are not limited to, all necessary maintenance and repairs to all portions of the Premises, and all exterior entrances to the Premises, all glass, windows, window casements, show window moldings, partitions, doors, doorjambs, door closures, hardware, fixtures, electrical lighting and outlets, plumbing fixtures, sewage facilities (to the extent located in the Premises), interior walls, floors, ceilings, skylights, fans and exhaust equipment, and fire extinguisher equipment and life safety and other systems to the extent located within the Premises.  As part of its maintenance obligations hereunder, Tenant shall, at Landlord’s request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for, or on behalf of Tenant.  Landlord may impose reasonable restrictions and requirements with respect to repairs by Tenant, which repairs shall be at least equal in quality to the original work, and the provisions of Section 8.3 above shall apply to all such repairs.  Tenant’s obligation to repair includes the obligation to replace, as necessary, regardless of whether the benefit of such replacement extends beyond the Term.  Notwithstanding the foregoing, Landlord shall have the right (but not the obligation), upon Notice to Tenant, to undertake the responsibility for maintenance and repair of automatic fire extinguisher equipment, such as sprinkler systems and alarms, and other obligations of Tenant hereunder which Landlord deems appropriate to undertake that affect the Building as a whole, in which event the cost thereof shall be included as part of Project Costs and paid by Tenant in the manner set forth in Section 7.1.  Landlord has no obligation to construct, remodel, improve, repair, decorate or paint the Premises or any improvement on or part of the Premises.  Tenant shall pay for the cost of all repairs to the Premises not required to be made by Landlord and shall be responsible for any redecorating, remodeling, alteration, painting and carpet cleaning other than routine vacuuming during the Term.  Tenant shall not permit or authorize any person to go onto the roof of the Building without the prior written consent of Landlord.

IX.3 Waiver.  Tenant hereby waives all rights provided for by the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any present or future laws regarding Tenant’s right to make repairs at the expense of Landlord or to terminate this Lease because of the condition of the Premises.

IX.4

Self-Help.  If Tenant refuses or fails to repair and maintain the Premises as required hereunder within ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance (or such shorter time as may be required in the event of an emergency), Landlord may enter upon the Premises and make such repairs or perform such maintenance without liability to Tenant for any loss or damage that may accrue to Tenant or its merchandise, fixtures or other property or to Tenant’s business by reason thereof.  All sums reasonably disbursed, deposited or incurred by Landlord in connection with such repairs or maintenance, plus ten percent (10%) for overhead, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest at the Applicable Rate on such aggregate amount from the date of such demand until paid by Tenant.

ARTICLE X

COMMON AREA AND PARKING

X.1 Grant of Nonexclusive Common Area License and Right.  Tenant and its permitted subtenants shall have a non-exclusive license and right equal to that of the general public and in common with Landlord and all persons, firms and entities conducting business in the Building and their respective agents, employees, guests, customers, invitees and subtenants, to use the Common Area for pedestrian and vehicular ingress, egress and travel in and over designated areas, and for such other purposes and for doing such other things as may be provided for, authorized and/or permitted by this Lease and the Restrictions, such nonexclusive license and right to be appurtenant to Tenant’s leasehold estate created by this Lease.  The nonexclusive license and right granted pursuant to the provisions of this Article  X shall be subject to the provisions of the Restrictions, which pertain in any way to the Common Area covered by such Restrictions, and the provisions of this Lease.

X.2 Use of Common Area.  Notwithstanding anything to the contrary herein, Tenant and its successors, assigns, employees, agents and invitees shall use the Common Area only for the purposes permitted hereby and by the Restrictions and the Rules and Regulations.  All uses permitted within the Common Area shall be undertaken in such reasonable manner so as not to interfere with the primary use of the Common Area which is to provide pedestrian access throughout the Common Area within the Building or Project and to adjacent public streets for Landlord and its tenants, subtenants, contractors and all persons, firms and entities conducting business within the Project and its respective agents, employees, guests, customers and invitees.  In no event shall Tenant erect, install, or place, or cause to be erected, installed, or placed any structure, building, trailer, fence, wall, signs or other obstructions on the Common Area, and Tenant shall not store or sell any merchandise, equipment or materials on the Common Area.

X.3 Control of Common Area.  Subject to provisions of the Restrictions, all Common Area and all improvements located from time to time within the Common Area shall at all times be subject to the exclusive control and management of the Landlord.  Without in any way limiting the foregoing, Landlord shall have the right to construct, maintain and operate lighting facilities and other improvements within the Common Area; to police the Common Area from time to time; to change the area, level, location and arrangement of any parking areas and other improvements within the Common Area; to close all or any portion of the Common Area or improvements therein to such extent as may, in the opinion of counsel for Landlord, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily all or any portion of the Common Area and/or the improvements thereon (including, without limitation, in connection with any repairs, maintenance and renovations thereof); and to do and perform such other acts in and to said Common Area and improvements thereon as, in the use of good business judgment, Landlord shall determine to be advisable.  Landlord reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area as Landlord may deem appropriate, and Tenant agrees to comply with (and cause its agents, employees, guests, customers, invitees and subtenants to comply with) any such rules and regulations so promulgated by Landlord.

X.4 Maintenance of Common Area.  Subject to the provisions of the Restrictions, Landlord shall operate and maintain (or cause to be operated and maintained) the Common Area in a similar condition to comparable office building projects located in the general vicinity of the Project, in such manner as Landlord in its sole discretion shall determine from time to time.  Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ or cause to be employed all personnel and to make or cause to be made all rules and regulations pertaining to or necessary for the proper operation and maintenance of the Common Area and the improvements located thereon.  The cost of such maintenance of the Common Area shall be included as part of Project Costs.  Tenant shall not use any part of the Common Area for the storage of any items, including, without limitation, vehicles, materials, inventory and equipment.  Tenant shall place all trash and other refuse in designated receptacles.  Tenant shall not perform or permit any work of any kind in the Common Area, including, but not limited to, painting, drying, cleaning, repairing, manufacturing, assembling, cutting, merchandising or displaying.

X.5 Revocation of License.  All Common Area and improvements located thereon which Tenant is permitted to use and occupy pursuant to the provisions of this Lease are to be used and occupied under a revocable license and right, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to compensation or diminution or abatement of Rent, and such revocation or diminution of such areas shall not be deemed constructive or actual eviction.  It is understood and agreed that the condemnation or other taking or appropriation by any public or quasi-public authority, or sale in lieu of condemnation of all or any portion of the Common Area shall not constitute a violation of Landlord’s agreements hereunder, and Tenant shall not be entitled to terminate this Lease or participate in or make any claim for any award or other condemnation proceeds arising from any such taking or appropriation of the Common Area.

X.6 Landlord’s Reserved Rights.  Landlord reserves the right to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises or outside the Premises, change the boundary lines of the Property and/or the Project and install, use, maintain, repair, alter or relocate, expand and replace any Common Area; provided, however, Landlord shall not unreasonably interfere with Tenant’s use of  the Premises.  Such rights of Landlord shall include, but are not limited to, designating from time to time certain portions of the Common Area as exclusively for the benefit of certain tenants in the Project or the Building (and Tenant shall not be permitted to use any portions so designated by Landlord).

X.7 Parking.  Tenant shall rent from Landlord, commencing on the Commencement Date, the amount of unreserved parking passes set forth in Item 15 of the Basic Lease Information, on a monthly basis throughout the Term.  Tenant shall pay to Landlord for automobile parking passes on a monthly basis an amount equal to the prevailing rate charged by Landlord from time to time for such parking passes.  In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant.  Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations.  Tenant's use of the Project parking facility shall be at Tenant's sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant's, its employees' and/or visitors' use of the parking facilities.  Landlord may delegate its responsibilities with respect to parking to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.  The parking passes rented by Tenant pursuant to this Lease are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.  Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

ARTICLE XI

INDEMNITY AND INSURANCE

XI.1 lndemnification.  To the fullest extent permitted by Applicable Law, Tenant hereby agrees to defend (with attorneys acceptable to Landlord), indemnify, protect and hold harmless Landlord and Landlord’s Agents and any successors to all or any portion of Landlord’s interest in the Premises and their directors, officers, partners, managers, members, employees, authorized agents, representatives, affiliates and Mortgagees, from and against any and all damage, loss, claim, liability and expense, including, but not limited to, actual attorneys’ fees and legal costs, incurred directly or indirectly by reason of any claim, suit or judgment brought by or on behalf of (i) any person or persons for damage, loss or expense due to, but not limited to, personal or bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by, or are in any way attributable to the use or occupancy of the Premises or the acts or omissions of the Tenant or Tenant’s Agents in or about the Premises, the Property or the Building (including, but not limited to, any Event of Default hereunder), or (ii) Tenant or Tenant’s Agents for damage, loss or expense due to, but not limited to, personal or bodily injury or property damage which arise out of, are occasioned by, or are in any way attributable to the use of any of the Common Area, except to the extent caused by the negligence or willful misconduct of Landlord.

XI.2 Property Insurance.  Landlord shall obtain and keep in force during the Term of this Lease a policy or policies of insurance, with deductibles at the sole discretion of Landlord, covering loss or damage to the Premises, the Building, the Tenant Improvements and objects owned by Landlord and normally covered under a “Boiler and Machinery” policy (as such term is used in the insurance industry), at least in the amount of eighty percent (80%) of the full replacement cost thereof, and in no event less than the total amount required by Mortgagees, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (“all risk” or “special causes of loss,” as such terms are used in the insurance industry, including, at Landlord’s option, collapse, earthquake and flood) and other perils as required by the Mortgagees or deemed necessary by Landlord.  A stipulated value or agreed amount endorsement deleting any co-insurance provision of said policy or policies shall be procured with said insurance.  The cost of such insurance policies shall be included in the definition of Project Costs, and shall be paid by Tenant in the manner set forth in Section 7.1.  Such insurance policies shall provide for payment of loss thereunder to Landlord or, at Landlord’s election, to the Mortgagees.  If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, then Tenant shall pay for any increase in the property insurance of the Building or such other building or buildings within the Property if such increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.  Tenant shall obtain and keep in force during the Term, at its sole cost and expense, (i) an “all risk” or “special causes of loss” property policy in the amount of the full replacement cost covering Tenant’s Personal Property and any Alterations made by or at the request of Tenant, with Landlord insured as its interest may appear, and (ii) an “all risk” or “special causes of loss” policy of business interruption and/or loss of income insurance covering a period of two (2) years, plus such additional period of time, if any, as will permit Tenant to be in a position to have the same revenues as were in effect the day before a loss giving rise to a claim under such insurance occurs, with loss payable to Landlord to the extent of Monthly Rent and Additional Rent only.

XI.3 Liability/Miscellaneous Insurance.  Tenant  shall maintain in full force and effect at all times during the Term (plus such earlier and later periods as Tenant may be in occupancy of the Premises), at its sole cost and expense, for the protection of Tenant, Landlord and Landlord’s Agents and Mortgagees, policies of insurance issued by a carrier or carriers acceptable to Landlord and the Mortgagees which afford the following coverage: (i) statutory workers’ compensation, (ii) employer’s liability with minimum limits of One Million Dollars ($1,000,000), (iii) comprehensive/commercial general liability insurance, including, but not limited to, blanket contractual liability (including the indemnity set forth in Section 11.1), fire and water legal liability, broad form property damage, personal injury, completed operations, products liability, independent contractors, and, if alcoholic beverages are served, manufactured, distributed or sold in the Premises, comprehensive liquor liability, and owned, non-owned and hired vehicles, of not less than the limits set forth in Item 17 of the Basic Lease Provisions (or current limit carried, whichever is greater), naming Landlord, the Mortgagees, and the Additional Insureds named in Item 16 of the Basic Lease Provisions as additional insureds, and including a cross-liability or severability of interests endorsement, and (iv) such other insurance in such form and amounts as may be required by Landlord or the Mortgagees from time to time.  Landlord or Landlord’s Agents on behalf of Landlord may, at Landlord’s election, obtain liability insurance in such amounts and on such terms as Landlord shall determine, and the cost thereof shall be included in Project Costs and paid by Tenant in the manner described in Section 7.1.

XI.4 Deductibles.  Any policy of insurance required pursuant to this Lease containing a deductible exceeding Five Thousand Dollars ($5,000.00) per occurrence must be approved in writing by Landlord prior to the issuance of such policy.  Tenant shall be solely responsible for the payment of any deductible.

XI.5 Blanket Coverage.  Any insurance required of Tenant pursuant to this Lease may be provided by means of a so-called “blanket policy”, so long as (i) the Premises are specifically covered (by rider, endorsement or otherwise), (ii) the limits of the policy are applicable on a “per location” basis to the Premises and provide for restoration of the aggregate limits, and (iii) the policy otherwise complies with the provisions of this Lease.

XI.6 Increased Coverage.  Upon demand, Tenant shall provide Landlord, at Tenant’s expense, with such increased amount of existing insurance, and such other insurance as Landlord or the Mortgagees may reasonably require.

XI.7

Sufficiency of Coverage.  Neither Landlord nor any of Landlord’s Agents makes any representation that the types of insurance and limits specified to be carried by Tenant under this Lease are adequate to protect Tenant.  If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.  Nothing contained herein shall limit Tenant’s liability under this Lease, and Tenant’s liability under any provision of this Lease, including, without limitation, under any indemnity provisions, shall not be limited to the amount of any insurance obtained.

XI.8 Insurance Requirements.  Tenant’s insurance (i) shall be in a form satisfactory to Landlord and the Mortgagees and shall be carried with companies that have a “Best Key Rating Guide” rating of A/VII or better and that are determined by Landlord, in its sole discretion, as financially sound on a current basis, (ii) shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days prior written Notice to Landlord, and (iii) shall be primary, and any insurance carried by Landlord or Landlord’s Agents shall be excess and noncontributing.  Tenant’s policy or policies, or duly executed certificates for them in the form and content acceptable to Landlord, shall be deposited with Landlord concurrently with Tenant’s execution of this Lease, and prior to renewal of such policies.  If Tenant fails to procure and maintain the insurance required to be procured by Tenant under this Lease, Landlord may, but shall not be required to, order such insurance at Tenant’s expense.  All sums reasonably disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all costs, expenses and actual attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

XI.9 Impound Funds.  If requested by any Mortgagees to whom Landlord has granted a security interest in the Premises, or if any Event of Default occurs under this Lease, Tenant shall, at Landlord’s election, pay Landlord, concurrently with each payment of Monthly Rent, a sum equal to one-twelfth (1/12) of the annual insurance premiums payable by Tenant for all insurance which Tenant is required to obtain pursuant to this Article  XI.  Such sums (the “Impound Funds”) shall be held by Landlord and applied to the payment of such insurance premiums when due; provided, however, Landlord shall not be required to keep the Impound Funds separate from other funds, Tenant shall not be entitled to interest on the Impound Funds and no trust relationship shall be created with respect to the Impound Funds.  The amount of the Impound Funds when unknown shall be reasonably estimated by Landlord.  If the Impound Funds paid to Landlord by Tenant under this Section 11.9 are insufficient to discharge the obligations of Tenant to pay such insurance premiums as the same become due, Tenant shall pay to Landlord, within ten (10) days after Landlord’s written request therefor, such additional sums necessary to pay such obligations.  If an Event of Default has occurred, any balance remaining from the Impound Funds may, at the option of Landlord, be applied to any obligation then due under this Lease in lieu of being applied to the payment of insurance premiums.  The unused portion of the Impound Funds, if any, shall be returned to Tenant within thirty (30) days of the expiration of this Lease or any termination of this Lease not resulting from an Event of Default, provided that Tenant has vacated the Premises in the manner required by this Lease.

XI.10 Landlord’s Disclaimer.  Notwithstanding any other provisions of this Lease, and to the fullest extent permitted by Applicable Law, Landlord and Landlord’s Agents shall not be liable for any loss or damage to persons or property resulting from theft, vandalism, fire, explosion, falling materials, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from acts of God or from any other cause whatsoever, unless caused by or due to the sole gross negligence or willful misconduct of Landlord (provided, however, in no event shall Landlord be liable for any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant).  Landlord and Landlord’s Agents shall not be liable for interference with light or air, or for any latent defect in the Premises except as otherwise expressly provided in this Lease.  Tenant shall give prompt Notice to Landlord in case of a casualty, accident or repair needed to the Premises.

XI.11 Waiver of Subrogation.  Landlord, except to the extent Tenant’s insurance covers loss to Landlord plus Tenant’s obligations with respect to maintenance and repair and payment of insurance deductibles hereunder,  and Tenant each hereby waives all rights of recovery against the other and the other’s agents on account of loss and damage occasioned to such waiving party to the extent only that such loss or damage is insured against under any insurance policies required by this Article  XI (and to the extent such insurance is inadequate to cover such loss, this waiver shall not apply to amounts of loss above such coverage) and to the extent permitted by Applicable Laws.  Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carriers that the foregoing waiver of subrogation is contained in this Lease.  Notwithstanding the foregoing, it is agreed that if any loss is due to the act, omission or negligence or willful misconduct of Tenant or Tenant’s Agents, Tenant’s liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder.

ARTICLE XII

DAMAGE OR DESTRUCTION

XII.1 Landlord’s Obligation to Rebuild.  If the Premises are damaged or destroyed by fire or other casualty (a “Casualty”), Tenant shall promptly give Notice thereof to Landlord, and Landlord shall thereafter repair the Premises as set forth in Sections 12.3 and 12.4 unless Landlord has the right to terminate this Lease as provided in Section 12.2 and Landlord elects to so terminate this Lease.

XII.2 Landlord’s and Tenant's Rights to Terminate.

12.2.1

Landlord shall have the right to terminate this Lease following a Casualty if any of the following occurs: (i) insurance proceeds (together with any additional amounts Tenant elects, at its option, to contribute) are not available to Landlord to pay one hundred percent (100%) of the cost to fully repair the Premises, excluding the deductible (for which Tenant shall pay Tenant’s Share of such deductible), regardless of whether such unavailability is due to coverage or other policy limits or the requirements of any Mortgagee; (ii) Landlord’s Architect determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, Hazardous Materials, earthquake faults, radiation, chemical waste and other similar dangers) within one hundred eighty (180) days after the date of issuance of any necessary permits to complete the repair of the Premises; (iii) the Premises are destroyed or damaged to any material extent during the last twelve (12) months of the Term; or (iv) an Event of Default has occurred and is continuing at the time of such Casualty.  If Landlord elects to terminate this Lease following a Casualty pursuant to this Section 12.2, Landlord shall give Tenant Notice of Landlord’s election to terminate within ninety (90) days after Landlord has knowledge of such Casualty, and this Lease shall terminate fifteen (15) days after the date of such Notice.

12.2.2

If Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and either (i) Landlord’s Architect determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, Hazardous Materials, earthquake faults, radiation, chemical waste and other similar dangers) within one hundred eighty (180) days after the date of issuance of any necessary permits to complete the repair of the Premises, or (ii) the Premises are damaged or destroyed to any material extent during the last twelve (12) months of the Term, Tenant may elect, by notice to Landlord within ten (10) days following obtaining knowledge of the applicable condition for termination as provided for hereinabove, to terminate this Lease, which termination shall be effective as of the date that is fifteen (15) days after Tenant's delivery of such notice.

XII.3 Effect of Termination.  If this Lease is terminated following a Casualty pursuant to Section 12.2, Landlord shall, subject to the rights of the Mortgagees, be entitled to receive and retain all the insurance proceeds resulting from or attributable to such Casualty, except for those proceeds payable under policies obtained by Tenant which specifically insure Tenant’s Personal Property.  If Landlord does not exercise any such right to terminate this Lease, this Lease will continue in full force and effect, and Landlord shall, within sixty (60) days after the date of such Casualty and receipt of the amounts set forth in clause (i) of Section 12.2, commence the process of obtaining necessary permits and approvals for the repair of the Premises, and shall commence such repair and prosecute the same diligently to completion as soon as is practicable following Landlord’s receipt of such permits and approvals.  Tenant shall fully cooperate with Landlord in removing Tenant’s Personal Property and any debris from the Premises to facilitate the making of such repairs.

XII.4 Limited Obligation to Repair.  Landlord’s obligation, should it elect or be obligated to repair the Premises following a Casualty, shall be limited to the basic Building and Tenant Improvements and Tenant shall, at its expense, replace or fully repair all Tenant’s Personal Property and any Alterations existing at the time of such Casualty.  If the Premises are to be repaired in accordance with the foregoing, Tenant shall make available to Landlord any portion of insurance proceeds that Tenant receives which are allocable to the Tenant Improvements.

XII.5

Abatement of Monthly Rent.  During any period when Landlord or Landlord’s Architect reasonably determines that there is substantial interference with Tenant’s use of the Premises by reason of a Casualty, Monthly Rent shall be temporarily abated in proportion to the degree of such substantial interference, but only to the extent of any business interruption or loss of income insurance proceeds received by Landlord from Tenant’s insurance described in Section 11.2.  Subject to the immediately preceding sentence, such abatement shall commence upon the date Tenant notifies Landlord of such Casualty and shall end upon the Substantial Completion of the repair of the Premises which Landlord undertakes or is obligated to undertake hereunder.  Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, Tenant’s Personal Property or other damage or any inconvenience occasioned by a Casualty or by the repair or restoration of the Premises thereafter, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant.  Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, and the provisions of any similar or successor statutes.

XII.6 Landlord’s Determination.  The determination in good faith by Landlord’s Architect of or relating to the estimated cost of repair of any damage, replacement cost, the time period required for repair or the interference with or suitability of the Premises for Tenant’s use or occupancy shall be conclusive for purposes of this Article  XII and Article  XIII.

ARTICLE XIII

CONDEMNATION

XIII.1 Total Taking--Termination.  If title to the Premises or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not result in the Premises being reasonably suitable for Tenant’s continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date possession of the Premises or part thereof is so taken.

XIII.2 Partial Taking.  If any part of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain and the remaining part is reasonably suitable for Tenant’s continued occupancy for the uses permitted by this Lease as reasonably determined by Landlord, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken and the Monthly Rent shall be reduced in the same proportion that the floor area of the portion of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises, as reasonably determined by Landlord or Landlord’s Architect. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Premises so as to make the portion of the Premises not taken a complete architectural unit.  Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Premises.  If severance damages from the condemning authority are not available to Landlord in sufficient amounts to permit such restoration, Landlord may terminate this Lease upon Notice to Tenant.  Monthly Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which there is substantial interference with Tenant’s use of the Premises, as reasonably determined by Landlord or Landlord’s Architect.  Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and any present or future law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Building or Premises.

XIII.3 No Apportionment of Award.  No award for any partial or total taking shall be apportioned, it being agreed and understood that Landlord shall be entitled to the entire award for any partial or entire taking.  Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof.  Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant’s Personal Property, for the interruption of Tenant’s business or its moving costs, or for the loss of its goodwill.

XIII.4 Temporary Taking.  No temporary taking of the Premises (which for purposes hereof shall mean a taking of all or any part of the Premises for one hundred eighty (180) days or less) shall terminate this Lease or give Tenant any right to any abatement of Rent.  Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein.  Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Section 13.4.

XIII.5

Sale Under Threat of Condemnation.  A sale made in good faith to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Article  XIII.

ARTICLE XIV

ASSIGNMENT AND SUBLETTING

XIV.1 Prohibition.  Tenant shall not directly or indirectly, voluntarily or by operation of law, assign this Lease, or any right or interest hereunder, or sublet the Premises or any part thereof, or allow any other person or entity to occupy or use all or any part of the Premises without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or conditioned.  Landlord shall grant or deny its consent to a proposed assignment or sublease within thirty (30) days following receipt of a request therefor as provided for herein.  In the event that (i) Landlord shall fail to grant or deny its consent within such 30-day period, (ii) Tenant shall deliver a second request for Landlord's consent (delivered following the expiration of such 30-day period), and (iii) Landlord shall fail to grant or deny its consent within five (5) business days following receipt of such second request, Landlord's consent with respect to the subject assignment or sublease shall be deemed granted.  In no event shall Tenant directly or indirectly, voluntarily or by operation of law, pledge, mortgage or hypothecate this Lease, or any right or interest hereunder or in or to the Premises.  In addition, if Landlord consents to a subletting, in no event shall the applicable sublessee be permitted to assign the sublease or sub-sublet all or any portion of the applicable sublease premises (and any subleases of the Premises or any part thereof shall specifically include the foregoing prohibition).  Any attempted assignment, subletting, pledge, mortgaging, hypothecation or other transfer in violation of the terms of this Article  XIV, whether voluntary or involuntary, by operation of law, under legal process or proceedings, by receivership, in bankruptcy, or otherwise shall constitute an Event of Default under this Lease and shall be voidable at Landlord’s option.  Tenant hereby waives all rights provided for by the provisions of Section 1995.310 of the California Civil Code and any present or future laws regarding Tenant’s right to terminate this Lease or to an award of any consequential or special damages in connection with Landlord’s consent or denial thereof with respect to a request by Tenant under this Article  XIV.  To the extent not prohibited by provisions of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq. (as amended, the “Bankruptcy Code”), Tenant on behalf of itself, creditors, administrators and assigns waives the applicability of Sections 541(c) and 365(e) of the Bankruptcy Code unless the proposed assignee of the trustee for the estate of the bankrupt meets Landlord’s standards for consent as set forth below.  Landlord has entered into this Lease with Tenant in order to obtain for the benefit of the Property the unique attraction of Tenant’s name and business; the foregoing prohibition on assignment or subletting is expressly agreed to by Tenant in consideration of such fact.  If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code.  Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.  Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.  Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

XIV.2 Landlord’s Consent.  If Landlord consents to any assignment or subletting, then such consent shall not constitute a waiver of any of the restrictions of this Article  XIV and the same shall apply to each successive assignment or subletting hereunder, if any.  In no event shall an assignment or subletting affect the continuing primary liability of Tenant (which, following an assignment, shall be joint and several with the assignee), or relieve Tenant of any of its obligations hereunder without an express written release being given by Landlord.  If Landlord shall consent to an assignment or subletting under this Article  XIV, then such assignment or subletting shall not be effective until the assignee or sublessee shall assume in a writing delivered to Landlord all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee or sublessee shall agree that the provisions contained in this Lease shall, notwithstanding such assignment or subletting, continue to be binding upon it with respect to all future assignments and sublettings, and Tenant and the applicable assignee or sublessee have entered into Landlord’s standard consent to sublease agreement or consent to assignment agreement, as the case may be.  Such assignment or sublease agreement  and consent agreement shall be duly executed and a fully executed copy thereof shall be delivered to Landlord, and Landlord may collect Monthly Rent and Additional Rent due hereunder directly from the assignee or sublessee.  Collection of Monthly Rent and Additional Rent directly from an assignee or sublessee shall not constitute a consent or a waiver of the necessity of consent to such assignment or subletting, nor shall such collection constitute a recognition of such assignee or sublessee as the Tenant hereunder or a release of Tenant from the performance of all of its obligations hereunder.

XIV.3 Information.  Regardless of whether Landlord’s consent is required under this Article  XIV, Tenant shall notify Landlord in writing of Tenant’s intent to assign this Lease or any right or interest hereunder, or to sublease the Premises or any part thereof, and of the name of the proposed assignee or sublessee, the nature of the proposed assignee’s or sublessee’s business to be conducted on the Premises, the terms and provisions of the proposed assignment or sublease, a copy of the proposed assignment or sublease form, and such other information as Landlord may reasonably request concerning the proposed assignee or sublessee, including, but not limited to, net worth, income statements and other financial statements for a two-year period preceding Tenant’s request for consent, evidence of insurance complying with the requirements of Article  XI, and the fee described in Section 14.7.

XIV.4 Landlord’s Election.  Landlord shall, within thirty (30) days of receipt of such Notice and all information requested by Landlord concerning the proposed assignee or sublessee, elect to take one of the following actions by Notice to Tenant:

(a) consent to such proposed assignment or sublease;

(b) refuse to consent to such proposed assignment or sublease, which refusal shall be on reasonable grounds;

(c) If Tenant proposes to sublease all or part of the Premises, elect to recapture such portion of the Premises as Tenant proposes to sublease and, as of the thirtieth (30th) day after Landlord so notifies Tenant of its election to recapture, this Lease shall terminate as to the portion of the Premises recaptured and the Monthly Rent payable under this Lease shall be reduced in the same proportion that the floor area of that portion of the Premises so recaptured bears to the floor area of the Premises prior to such recapture; or

(d) If Tenant proposes to assign this Lease, elect to recapture the Premises and, as of the thirtieth (30th) day after Landlord so notifies Tenant of its election to recapture, this Lease shall terminate.

Tenant agrees, by way of example and without limitation, that it shall not be unreasonable for Landlord to withhold its consent to a proposed assignment or subletting if any of the following situations exist or may exist:

(i) Landlord determines that the proposed assignee’s or sublessee’s use of the Premises conflicts with Article  V or Article  VI, presents an unacceptable risk, as determined by Landlord, under Article  VI, or conflicts with any other provision under this Lease;

(ii) Landlord determines that the proposed assignee or sublessee is not financially responsible as of the date of Tenant’s request for consent or as of the effective date of such assignment or subletting;

(iii) Landlord determines that the proposed assignee or sublessee lacks sufficient business reputation or experience to conduct on the Premises a business of a type and quality equal to that conducted by Tenant;

(iv) Landlord determines that the proposed assignment or subletting would breach a covenant, condition or restriction in some other lease, financing agreement or other agreement relating to the Project, the Property, the Building, the Premises or this Lease;

(v) Landlord determines that the proposed assignee or sublessee (A) has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if such contamination resulted from the proposed assignee’s or sublessee’s actions or use of the property in question, or (B) is subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials;

(vi) An Event of Default has occurred and is continuing at the time of Tenant’s request for Landlord’s consent, or as of the effective date of such assignment or subletting;

(vii)

The proposed assignee or sublessee is either a governmental agency or instrumentality thereof; or

(viii) The proposed assignee or sublessee or an affiliate thereof (a) occupies space in the Property at the time of the request for consent, (b) is negotiating with Landlord to lease space in the Property at such time, or (c) has negotiated with Landlord to lease space in the Property during the twelve (12) month period immediately preceding the request for consent.

Tenant acknowledges that if Tenant has any exterior sign rights under this Lease, such rights are personal to the original Tenant named herein and may not be assigned or transferred to any assignee of this Lease or sublessee of the Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion.

XIV.5 Bonus Value.  Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or sublessee, however described, in excess of (i) the Monthly Rent payable by Tenant hereunder (or, in the case of sublease of a portion of the Premises, in excess of the Monthly Rent reasonably allocable to such portion), plus (ii) Tenant’s direct out-of-pocket costs which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or sublessee of a nature commonly provided by landlords of similar space (which direct out-of-pocket costs shall, for purposes of calculating the amounts payable to Landlord under this Section 14.5, be amortized on a straight-line basis over the applicable sublease term (in the case of a sublease) or the then-remaining balance of the Term of this Lease (in the case of an assignment)), shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or sublessee.  At Landlord’s request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or sublessee confirming the requirements of this Section 14.5.

XIV.6 Certain Transfers.  The sale of all or substantially all of Tenant’s assets (other than bulk sales in the ordinary course of business), or, if Tenant is a corporation, an unincorporated association, a limited liability company or a partnership, (i) any merger, reorganization or consolidation involving Tenant, and/or (ii) the transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company or partnership in the aggregate in excess of fifty percent (50%) (except for publicly traded shares of stock constituting a transfer of fifty percent (50%) or more in the aggregate, so long as no change in the controlling interests of Tenant occurs as a result thereof), shall be deemed an assignment within the meaning and provisions of this Article  XIV.  If the acquiring or surviving entity is wholly-owned or majority controlled by another entity or person (“Parent”), then, without in any way limiting the basis upon which Landlord may grant or withhold its consent to such assignment, it shall not be unreasonable for Landlord to condition its consent upon the execution and delivery by the Parent of a written guaranty of Tenant’s obligations and liabilities under this Lease on a form of lease guaranty provided by Landlord.

XIV.7 Landlord’s Fee and Expenses.  If Tenant requests Landlord’s consent to an assignment or  subletting  by Tenant under this Lease, Tenant shall pay to Landlord a fee of One Thousand Dollars ($1,000) and all of Landlord’s out-of-pocket expenses, including, but not limited to, attorneys’ fees reasonably incurred related to such assignment or subletting by Tenant, whether or not the assignment or subletting is approved.

XIV.8 Prohibited Transfers and Users.  Notwithstanding anything contained in this Article  XIV to the contrary, in no event shall Tenant enter into any assignments or subleases with, or permit the Premises or any portion thereof to be used by, any person or entity that could not comply with the obligations of Tenant under Section 22.2 of this Lease or make the representations Tenant is required to make in Section 22.2 of this Lease.  Any assignment, subletting or other agreement or arrangement made in violation of this Section 14.8 shall, at Landlord’s option, be null and void and of no force or effect and constitute an Event of Default by Tenant under this Lease.

ARTICLE XV

DEFAULTS AND REMEDIES

XV.1 Tenant’s Default.  At the option of Landlord, a default under this Lease by Tenant shall exist if any of the following events shall occur (each is called an “Event of Default”):

(a) Tenant fails to pay the Rent payable hereunder, as and when due, for a period of five (5) business days after Notice by Landlord; provided, however, the Notice given hereunder shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure;

(b)

Tenant attempts to make or suffers to be made any transfer, assignment or subletting, except as permitted in Article  XIV hereof;

(c) Any of Tenant’s rights under this Lease are sold or otherwise transferred by or under court order or legal process or otherwise or if any of the actions described in Section 15.2 are taken by or against Tenant or any Guarantor;

(d) The Premises are used for any purpose other than as permitted pursuant to Article  V;

(e) Tenant vacates or abandons the Premises or fails to continuously and uninterruptedly conduct its business in the Premises;

(f) Any representation or warranty given by Tenant under or in connection with this Lease proves to be materially false or misleading;

(g) Tenant fails to timely comply with the provisions of Section 3.2 (“Term and Commencement”), Article  VI (“Hazardous Materials”), Article XI (Indemnity and Insurance), Article  XIV (“Assignment and Subletting”), Article  XVI (“Subordination; Estoppel Certificate; Financials”), Section 19.2 (“Holding Over”), Section 21.5 (“Modifications for Mortgagees”) or Section 21.19 (“Authority”); or

(h) Tenant fails to observe, keep, perform or cure within fifteen (15) days after Notice by Landlord any of the other terms, covenants, agreements or conditions contained in this Lease or those set forth in any other agreements or rules or regulations which Tenant is obligated to observe or perform.  The Notice required by this Subparagraph 15.1(h) shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure.

No Notice given under this Section 15.1 shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the Notice.

XV.2 Bankruptcy or Insolvency.  In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding.  If:

(a) A court makes or enters any decree or order adjudging Tenant to be insolvent, or approving as properly filed by or against Tenant a petition seeking reorganization or other arrangement of Tenant under any provisions of the Bankruptcy Code or any Applicable Law of the State of California, or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days;

(b) Tenant makes or suffers any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provisions of the Bankruptcy Code or any Applicable Law of the State of California;

(c) Tenant assigns its assets for the benefit of its creditors; or

(d) The material part of the property of Tenant or any property essential to Tenant’s business or of Tenant’s interest in this Lease is sequestered, attached or executed upon, and Tenant fails to secure a return or release of such property within ten (10) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

then this Lease shall, at Landlord’s election, immediately terminate and be of no further force or effect whatsoever, without the necessity for any further action by Landlord, except that Tenant shall not be relieved of obligations which have accrued prior to the date of such termination.  Upon such termination, the provisions herein relating to the expiration or earlier termination of this Lease shall control and Tenant shall immediately surrender the Premises in the condition required by the provisions of this Lease.  Additionally, Landlord shall be entitled to all relief, including recovery of damages from Tenant, which may from time to time be permitted, or recoverable, under the Bankruptcy Code or any other Applicable Laws of the State of California.

XV.3 Landlord’s Remedies.  Upon the occurrence of an Event of Default, then, in addition to and without waiving any other rights and remedies available to Landlord at law or in equity or otherwise provided in this Lease, Landlord may, at its option, cumulatively or in the alternative, to the fullest extent permitted by Applicable Laws exercise the following remedies:

(a)

Landlord may terminate Tenant’s right to possession of the Premises, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  No act by Landlord other than giving Notice to Tenant of Landlord’s election to terminate Tenant’s right to possession shall terminate this Lease.  Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.  Termination shall terminate Tenant’s right to possession of the Premises but shall not relieve Tenant of any obligation under this Lease which has accrued prior to the date of such termination.  Upon such termination, Landlord shall have the right to re-enter the Premises, and remove all persons and property, and Landlord shall also be entitled to recover from Tenant:

(i) The worth at the time of award of the unpaid Monthly Rent and Additional Rent which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which the unpaid Monthly Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which the unpaid Monthly Rent and Additional Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, demolition and renovation of the Premises to the condition existing immediately prior to Tenant’s occupancy, the unamortized portion of any brokerage commissions funded by Landlord in connection with this Lease, the cost of rectifying any damage to the Premises occasioned by the act or omission of Tenant, reasonable attorneys’ fees, and any other reasonable costs; and

(v) At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by Applicable Law.

As used in Subsections (i) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the maximum legal rate permitted by Applicable Law.  As used in Subsection (iii) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event this Lease will continue in full force and effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the remedy described in California Civil Code section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations) and Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all Rent as it becomes due.  If Landlord elects to avail itself of the remedy provided by this Section 15.3(b), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the standards and conditions for Landlord’s consent as are contained in this Lease (which standards and conditions Tenant acknowledges and agrees are reasonable at the time this Lease is executed by Tenant).  In addition, if Tenant has entered into a sublease which is valid under the terms of this Lease, Landlord may also, at its option, cause Tenant to assign to Landlord the interest of Tenant under said sublease, including, but not limited to, Tenant’s right to payment of Rent as it becomes due.  Landlord may elect to enter the Premises and relet them, or any part of them, to third parties for Tenant’s account.  Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, but not limited to, broker’s commissions, expenses of cleaning and remodeling the Premises required by the reletting, attorneys’ fees and like costs.  Reletting can be for a period shorter or longer than the remaining Term of this Lease and for the entire Premises or any portion thereof.  Tenant shall pay to Landlord the Monthly Rent and Additional Rent due under this Lease on the dates the Monthly Rent and such Additional Rent are due, less the Rent Landlord actually collects from any reletting.  Except as provided in the preceding sentence, if Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder.  Notwithstanding the above, no act by Landlord allowed by this Section 15.3(b) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

XV.4

No Surrender.  Tenant waives any rights of redemption, reinstatement or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 and California Civil Code Section 3275, and under any other present or future laws if Tenant is evicted or Landlord takes possession of the Premises or this Lease is terminated by reason of an Event of Default.  No act or thing done by Landlord or Landlord’s Agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord.  No employee of Landlord or of Landlord’s Agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.

XV.5 Interest on Late Payments.  Any Rent due under this Lease that is not paid to Landlord within five (5) days of the date when due shall commence to bear interest at the Applicable Rate until fully paid.  Neither the accrual nor the payment of interest shall cure any default by Tenant under this Lease.

XV.6 Attorneys’ and Other Fees.  All sums reasonably incurred by Landlord in connection with an Event of Default or holding over of possession by Tenant after the expiration or termination of this Lease, including, but not limited to, all costs, expenses and actual accountants’, appraisers’, attorneys’ and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest at the Applicable Rate from the date of such demand until paid by Tenant.  In addition, if any action shall be instituted by either of the parties hereto for the enforcement of any of its rights in and under this Lease, the party in whose favor judgment shall be rendered shall be entitled to recover from the other party all expenses reasonably incurred by the prevailing party in such action, including actual costs and reasonable attorneys’ fees.

XV.7 Landlord’s Default.  Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of Notice by Tenant to Landlord (and the Mortgagees who have provided Tenant with Notice) specifying the nature of such default; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

XV.8 Limitation of Landlord’s Liability.  The obligations of Landlord do not constitute the personal obligations of the individual partners, managers, members, trustees, directors, officers or shareholders of Landlord or its constituent partners.  If Landlord shall fail to perform any covenant, term, or condition of this Lease upon Landlord’s part to be performed, Tenant shall be required to deliver to Landlord Notice of the same.  If, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of the sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Building, and no action for any deficiency may be sought or obtained by Tenant.  In addition, in no event shall Landlord be liable for (i) damages in excess of Landlord's equity in the Building to a maximum of twenty percent (20%) of the fair market value of the Building or (ii) any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant as a result of a default by Landlord under this Lease.

XV.9 Mortgagee Protection.  Upon any default on the part of Landlord, Tenant will give Notice by registered or certified mail to any Mortgagee who has provided Tenant with Notice of its interest together with an address for receiving Notice, and shall offer such Mortgagee a reasonable opportunity to cure the default (which in no event shall be less than sixty (60) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary, to effect a cure.  Tenant agrees that each of the Mortgagees to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof.  Tenant shall not make any prepayment of Monthly Rent more than one (1) month in advance without the prior written consent of such Mortgagee.  Tenant waives any right under any present or future law to the collection of any security deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee’s interest unless such Mortgagee or such purchaser shall have actually received and not refunded the security deposit in accordance with the terms of this Lease.  Tenant agrees to make all payments under this Lease to the Mortgagee with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such Mortgagee.  Tenant shall comply with such written direction to pay without determining whether an event of default exists under such Mortgagee’s loan to Landlord.

XV.10

Landlord’s Right to Perform.  If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may (but shall not be obligated to), at Tenant’s expense, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel.  All sums paid by Landlord and all penalties, interest and costs, including, but not limited to, collection costs and attorneys’ fees reasonably incurred in connection therewith, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

XV.11 Limitation of Actions Against Landlord.  Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease shall be barred unless Tenant commences an action thereon within six (6) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has occurred.  In addition, if Landlord commences any summary proceeding or action against Tenant for the nonpayment of Rent, Tenant shall not interpose any counterclaims of any nature or description in any such proceeding or action (unless such counterclaims shall be mandatory), rather Tenant shall be relegated to bringing an independent action at law therefor.

XV.12 Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY TENANT ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE.

ARTICLE XVI

SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

XVI.1 Subordination, Attornment and Non-Disturbance.  Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any Mortgagee or any ground lessor with respect to the land of which the Premises are a part, this Lease and any future amendment of this Lease shall be subject and subordinate at all times to (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, and (ii) the lien of any Mortgage which may now exist or hereafter be executed in any amount for which the Project, the Property, the Building, ground leases and/or underlying leases, and/or Landlord’s interest or estate in any of said items, is specified as security.  Landlord or any such Mortgagee or ground lessor shall have the right, at its election, to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease.  No subordination shall permit material interference with Tenant’s rights hereunder, and any ground lessor or Mortgagee shall recognize Tenant and its permitted successors and assigns as the tenant of the Premises and shall not disturb Tenant’s right to quiet possession of the Premises during the Term so long as no Event of Default has occurred and is continuing under this Lease.  If Landlord’s interest in the Premises is acquired by any ground lessor or Mortgagee, or if proceedings are brought for the foreclosure of, or in the event of exercise of  power of sale under, any Mortgage made by Landlord covering the Premises or any part thereof, or if a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor in interest to Landlord, attorn to and become the Tenant of the successor in interest to Landlord and recognize such successor in interest as the Landlord under this Lease and any amendment of this Lease.  Although this Section 16.1 is self-executing, Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, or any Mortgagee, or ground lessor, any additional documents evidencing the priority or subordination of this Lease and any amendment of this Lease with respect to any such ground leases or underlying leases or the lien of any such Mortgage, and/or evidencing the attornment of Tenant to any successor in interest to Landlord as herein provided.  Tenant’s failure to timely execute and deliver such additional documents within ten (10) days following written request therefor shall, at Landlord’s option, constitute an Event of Default hereunder.

XVI.2 Estoppel Certificates.

16.2.1

Tenant shall, within ten (10) business days following written request by Landlord from time to time, execute and deliver to Landlord any documents, including estoppel certificates, in a form required by Landlord (i) certifying that this Lease is unmodified and in full force and effect or, if modified, attaching a copy of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord or stating the nature of any uncured defaults, (iii) evidencing the status of this Lease as may be required by a Mortgagee or a purchaser of the Premises, (iv) certifying the current Monthly Rent amount and the amount and form of Security Deposit on deposit with Landlord, and (v) certifying to such other information as Landlord, Landlord’s Agents, Mortgagees and/or prospective purchasers or their Mortgagees may reasonably request, including, but not limited to, any requested information regarding Hazardous Materials.

16.2.2

Landlord shall, within ten (10) business days following written request by Tenant, execute and deliver a commercially reasonable estoppel certificate to Tenant.

XVI.3 Financial Information.  Tenant shall deliver to Landlord, within ten (10) days following written request therefor by Landlord from time to time during the Term (but Landlord shall only make such request in connection with a sale, financing or refinancing of the Project or any portion thereof or interest therein), Tenant’s current financial statements, and Tenant’s financial statements for the two (2) years prior to the current fiscal financial statement’s year, certified to be true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the “Statements”), which Statements shall accurately and completely reflect the financial condition of Tenant and shall be provided on a non-consolidated basis.  Landlord agrees that it will keep any non-publicly available Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Premises, the Property, the Project or any portion thereof, and to the Mortgagees of Landlord or such purchaser.  Tenant acknowledges that Landlord is relying on any Statements delivered prior to Landlord's execution of this Lease in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord.  If any material change in Tenant’s financial condition, as reflected in the Statements, occurs prior to the date of this Lease, or if Tenant falls to inform Landlord of any such material change, Landlord shall have the right, in addition to any other rights and remedies of Landlord, to terminate this Lease by Notice to Tenant given within thirty (30) days after Landlord learns of such material change.

ARTICLE XVII

SIGNS AND GRAPHICS

Subject to compliance with Applicable Laws, Tenant shall be entitled to the following Building-standard signage (“Permitted Signage”):  (i) a listing of Tenant’s name in the Building’s main lobby directory, and (ii) suite identification signage on or adjacent to the entrance to the Premises.  Tenant shall have no right to maintain any other signs or graphics in any other location in, on or about the Premises or the Building and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building or outside of the Premises.  Permitted Signage shall be installed and maintained by Landlord (and removed by Landlord upon the expiration or sooner termination of this Lease), at Tenant’s sole cost and expense, and shall conform to the sign criteria established by Landlord from time to time for such signage.  All sums incurred by Landlord in connection with the installation, maintenance and removal of Tenant’s Permitted Signage shall be due and payable by Tenant to Landlord within ten (10) days following written demand therefor.

Tenant grants to Landlord a non-exclusive and royalty-free license and limited right to use Tenant’s Trade Name(s), trademark(s), logo(s) and design(s), whether registered or unregistered (the “Licensed Marks”) in marketing materials or other promotional materials relating to the Building or Property in all media, including, without limitation, the use, reproduction and distribution of photographs and video of the outside of the Premises or Building and Tenant’s signage and the use of Licensed Marks in any tenant list.

ARTICLE XVIII

QUIET ENJOYMENT

Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

ARTICLE XIX

SURRENDER; HOLDING OVER

XIX.1 Surrender of the Premises.  Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and acts of God excepted, with all interior walls in good repair, all carpets shampooed and cleaned, the HVAC equipment, plumbing, electrical and other mechanical installations in good operating order and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord.  Tenant shall remove those Alterations (including, without limitation, telecommunications and data cabling and wiring) which Tenant is required to remove pursuant to Section 8.1 above and Section 22.4 below, and all Tenant’s Personal Property, and shall repair any damage and perform any restoration work caused by such removal.  If Tenant fails to remove such Alterations and Tenant’s Personal Property which Tenant is authorized and obligated to remove pursuant to the above, and such failure continues after the expiration or sooner termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant’s account, or Landlord may dispose of such property in any other manner permitted by Applicable Law.  Tenant shall pay to Landlord, upon demand, the costs of removal of any such Alterations and Tenant’s Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with attorneys’ fees and interest on said amounts at the Applicable Rate from the date of expenditure by Landlord.  If the Premises are not so surrendered at the expiration or sooner termination of this Lease, Tenant hereby agrees to indemnify Landlord and Landlord’s Agents against all loss or liability resulting from any delay by Tenant in so surrendering the Premises, including, but not limited to, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and actual attorneys’ fees and costs.  In addition, if the Premises are not so surrendered at the expiration or sooner termination of this Lease, such failure shall, at Landlord’s election and upon written Notice to Tenant, constitute an Event of Default under this Lease.

XIX.2 Holding Over.  If Tenant remains in possession of all or any part of the Premises after the expiration or sooner termination of this Lease with the prior written consent of Landlord such holding over shall constitute a month-to-month tenancy only and shall not constitute a renewal or extension for any further term.  If Tenant remains in possession of all or any part of the Premises after the expiration or sooner termination of this Lease without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance and shall be an Event of Default under the Lease upon Landlord’s written notice.  In either of such events, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term, and any other sums due hereunder shall be payable in the amounts and at the times specified in this Lease.  Any such tenancy shall be subject to every other term, condition and covenant contained in this Lease.

ARTICLE XX

IMPROVEMENTS TO PREMISES

Tenant hereby acknowledges and agrees that Landlord shall not be obligated to provide or pay for any improvements for the Premises.

ARTICLE XXI

MISCELLANEOUS AND INTERPRETIVE PROVISIONS

XXI.1 Broker.  Tenant represents and warrants to Landlord that Tenant has not had any dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease or the introduction of the parties to this transaction, except for the Brokers identified in Section 12 of the Basic Lease Provisions, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease.  In the event of any additional claims for brokers’ or finders’ fees with respect to this Lease, Tenant shall indemnify, hold harmless, protect and defend Landlord from and against such claims if they shall be based upon any statement or representation or agreement made by Tenant, and Landlord shall indemnify, hold harmless, protect and defend Tenant from and against such claims if they shall be based upon any statement, representation or agreement made by Landlord.

XXI.2

Examination of Lease; Effectiveness.  Submission of this Lease for examination or signature by Tenant does not create a reservation of or option to lease.  This Lease shall become effective and binding only upon full execution and delivery of this Lease by both Landlord and Tenant.

XXI.3 No Recording.  Tenant shall not record this Lease or any memorandum of this Lease without Landlord’s prior written consent, but if Landlord so requests, Tenant agrees to execute, have acknowledged and deliver a memorandum of this Lease in recordable form which Landlord thereafter may file for record.

XXI.4 Quitclaim.  Upon any termination of this Lease, Tenant shall, at Landlord’s request, execute, have acknowledged and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises by reason of this Lease or otherwise.

XXI.5 Modifications for Mortgagees.  If in connection with obtaining financing for the Premises or any portion thereof, Landlord’s Mortgagees shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant’s rights hereunder.  Tenant’s failure to so consent shall constitute an Event of Default under this Lease.

XXI.6 Notice.  Any Notice required or desired to be given under this Lease shall be in writing and shall be addressed to the address of the party to be served.  The notices addresses of Landlord and Tenant are as set forth in Item 1 and Item 3, respectively, of the Basic Lease Provisions, except that (a) prior to the Commencement Date, the address for Notices to Tenant shall be as set forth below Tenant’s signature on this Lease, and (b) from and after the Commencement Date, notwithstanding the addresses for Tenant set forth in Item 3 of the Basic Lease Provisions, all Notices regarding the operation and maintenance of the Property shall be delivered to Tenant at the Premises. Each such Notice shall be deemed effective and given (i) upon receipt, if personally delivered, (ii) for any Notice given by overnight courier, the next business day after deposit with the courier, (iii) upon being telephonically confirmed as transmitted, if sent by telegram, telex or telecopy, (iv) two (2) business days after deposit in the United States mail in the County, certified and postage prepaid, properly addressed to the party to be served, or (v) upon receipt if sent in any other way.  Any party hereto may from time to time, by Notice to the other in accordance with this Section 21.6, designate a different address than that set forth above for the purposes of Notice, but such modified address must include a street address to which overnight couriers will deliver.  If Tenant’s address for Notices is an address not located in California, then, notwithstanding anything contained in this Section 21.6 to the contrary, any notice given by Landlord under California Code of Civil Procedure sections 1161 and/or 1162 (including, without limitation, any Notices given by Landlord under Article  XV above that are intended to satisfy the notice requirements under said sections 1161 and/or 1162) may, at Landlord’s option, be served by Landlord at the Premises (and any courtesy copy of such Notice sent by Landlord in any other manner shall not affect the legal adequacy of the Notice served by Landlord at the Premises).

XXI.7 Captions.  The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

XXI.8 Executed Copy.  Any fully executed copy of this Lease shall be deemed an original for all purposes.

XXI.9 Time.  Time is of the essence for the performance of each term, condition and covenant of this Lease.

XXI.10 Severability.  If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

XXI.11 Survival.  All covenants and indemnities set forth herein which contemplate the payment of sums, or the performance by Tenant after the Term or following an Event of Default, including specifically, but not limited to, the covenants and indemnities set forth in Section 5.3, Article  VI, Article  VII, Section 8.1, Section 9.2, Section 11.1, Section 11.10, Article  XV, and Article  XIX, and all representations and warranties of Tenant, shall survive the expiration or sooner termination of this Lease.

XXI.12 Choice of Law; Construction.  This Lease shall be construed and enforced in accordance with the Applicable Laws of the State of California.  The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant, it being the intent of the parties that this Lease shall be interpreted as if it was prepared by both parties, and any ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord.

XXI.13 Gender; Singular, Plural.  When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, limited liability company or corporation or joint venture, the singular includes the plural and the plural includes the singular.

XXI.14 Non-Agency.  It is not the intention of Landlord or Tenant to create hereby a relationship of master-servant or principal-agent, and under no circumstance shall Tenant herein be considered the agent of Landlord, it being the sole purpose and intent of the parties hereto to create a relationship of landlord and tenant.

XXI.15 Successors.  The terms, covenants, conditions and agreements contained in this Lease shall, subject to the provisions as to assignment, subletting, and bankruptcy contained herein and any other provisions restricting successors or assigns, apply to and bind the heirs, successors, legal representatives and assigns of the parties hereto.

XXI.16 Waiver; Remedies Cumulative.  The waiver by either party of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with all of the provisions of this Lease.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provisions, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent payment so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent payment.  Landlord’s acceptance of any check, letter or payment shall in no event be deemed an accord and satisfaction, and any such acceptance by Landlord shall be without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy available to it.  The rights and remedies of either party under this Lease shall be cumulative and in addition to any and all other rights and remedies which either party has or may have.

XXI.17 Unavoidable Delay.  Except for the monetary obligations of Tenant under this Lease, neither party shall be chargeable with, liable for, or responsible to the other for anything or in any amount for any Unavoidable Delay and any Unavoidable Delay shall not be deemed a breach of or default in the performance of this Lease, it being specifically agreed that any time limit provision contained in this Lease (other than the scheduled expiration of the Term) shall be extended for the same period of time lost by Unavoidable Delay.

XXI.18 Entire Agreement.  This Lease is the entire agreement between the parties, and supersedes any prior agreements, representations, negotiations or correspondence between the parties except as expressed herein.  Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

XXI.19 Authority.  If Tenant is a corporation, limited liability company or a partnership, each individual executing this Lease on behalf of the corporation, limited liability company or partnership, as the case may be, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, operating agreement, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms.  If Tenant is a corporation, Tenant shall, if requested by Landlord, within thirty (30) days after execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord a certified copy of a resolution of the Board of Directors of the corporation or certificate of the Secretary of the corporation, authorizing, ratifying or confirming the execution of this Lease.  If Tenant is a limited liability company, Tenant shall, if requested by Landlord, within thirty (30) days after the execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord a certified copy of its operating agreement authorizing such execution.  If Tenant is a partnership, Tenant shall, if requested by Landlord, within thirty (30) days after the execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord a certified copy of its partnership agreement authorizing such execution.  If Tenant is a married individual, Tenant represents and warrants that he or she has full authority to execute this Lease complete power to manage, control, convey, sell or encumber any property which may be jointly held or owned by Tenant and Tenant’s spouse as may be necessary to satisfy obligations under the Lease.  Within thirty (30)

days after this Lease is signed, if requested by Landlord, Tenant shall deliver to Landlord an executed spousal acknowledgement and consent with respect to this Lease in the form provided by Landlord and executed by Tenant’s spouse.  Tenant’s failure to have such consent executed or so deliver such executed consent shall in no way affect the validity of this Lease or the foregoing representation of Tenant.

XXI.20 Intentionally Deleted.

XXI.21 Exhibits; References.  All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.  In the event of variation or discrepancy, the duplicate original hereof (including exhibits, amendments, riders and addenda, if any, specified above) held by Landlord shall control.  All references in this Lease to Articles, Sections, Exhibits, Riders and clauses are made, respectively, to Articles, Sections, Exhibits, Riders and clauses of this Lease, unless otherwise specified.

XXI.22 Basic Lease Provisions.  The Basic Lease Provisions at the beginning of this Lease are intended to provide general information only.  In the event of any inconsistency between the Basic Lease Provisions and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

XXI.23 No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subtenancies.

XXI.24 Joint and Several Obligations.  If more than one person or entity is Tenant, the obligations imposed on each such person or entity shall be joint and several.

XXI.25 No Light or Air Easement.  Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease, abate Rent or otherwise impose any liability on Landlord.  This Lease does not confer any right with regard to the subsurface below the ground level of the Building.

XXI.26 Security Measures.  Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises, the Property or the Building.  Tenant assumes all responsibility for the protection of Tenant, Tenant’s Agents and the property of Tenant and of Tenant’s Agents from acts of third parties.  Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from providing security protection for the Property and/or the Building or any part thereof, in which event the cost thereof shall be included within the definition of Project Costs and paid by Tenant in the manner set forth in Section 7.1.

XXI.27 Transfers by Landlord.  Landlord (and any party comprising Landlord) and its successors in interest shall have the right to transfer their respective interests in this Lease, the Building and the Property at any time and to any person or entity.  In the event of any such transfer(s), the Landlord originally named herein (and, in the case of any subsequent transfer(s), the applicable transferor(s)) shall be automatically relieved from the date of such transfer, without further act by any person or entity, of all liability under any and all of the covenants and obligations of Landlord contained in or derived from this Lease accruing from and following the date of such transfer, and, upon the request of Landlord, Tenant agrees to attorn to any entity purchasing or otherwise acquiring the Premises.

XXI.28 Counterparts.  This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed one and the same instrument.

XXI.29 No Offer.  The submission of this Lease shall not be construed as an offer, nor shall either party hereto have any rights under this Lease unless each of Landlord and Tenant executes a copy of this Lease and delivers same to the other party hereto.

ARTICLE XXII

ADDITIONAL PROVISIONS

XXII.1 Additional Requirements Relating to Alterations and Other Work.  The following terms and conditions shall apply to any work or service performed at the Building or on the Premises by Tenant or Tenant’s contractors (including, without limitation, Alterations, repairs, maintenance, janitorial and cleaning services), which terms and conditions are in addition to those set forth in the Lease, including, without limitation, the terms and conditions set forth in Article  VIII:

(a) Such work or services shall not proceed until Landlord has approved in writing:  (i) Tenant’s contractor, (ii) the amount and coverage of public liability and property damage insurance, with Landlord and the Additional Insureds named in Item 16 of the Basic Lease Provisions named as additional insureds, carried by Tenant’s contractor, (iii) complete and detailed plans and specifications for such work, and (iv) a schedule for the performance of the work or services.

(b) All work and services shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before commencement of such work or services.  In any case, all work and services shall be performed in accordance with all Applicable Laws.  Notwithstanding any failure by Landlord to object to any such work or services, Landlord shall have no responsibility for Tenant’s failure to comply with Applicable Laws.

(c) Tenant agrees to indemnify, defend and hold Landlord and Landlord’s Agents harmless for any work or services performed, including consequential damages, which is not performed in accordance with Applicable Laws or the provisions of this Lease, including, without limitation, this Section 22.1.

(d) Tenant understands that all contractors and subcontractors retained at the Property by Landlord or Tenant to perform any work or services shall be signatory to a union collective bargaining agreement.

(e) Tenant shall pay to Landlord, upon demand, a development review fee equal to five percent (5%) of the total cost of any Alterations as compensation to Landlord for review, oversight and related functions performed by Landlord or its agents in connection with such Alterations.

XXII.2 Restricted Persons.  Tenant is and will remain in compliance with the requirements of Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).  Tenant:

(a) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(b) has not been determined by competent authority to be subject to the prohibitions contained in the Orders;

(c) is not and will not become owned or controlled by, nor act for or on behalf of, any person or entity on the Lists or any other person or entity that has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(d) is not knowingly engaged in, and will not knowingly engage in, any dealings or transactions or be otherwise associated with such persons or entities on the Lists or that has been determined by competent authority to be subject to the prohibitions contained in the Orders; and

(e) agrees to cooperate with Landlord in providing such additional information and documentation on Tenant’s legal or beneficial ownership, policies, procedures and sources of funds as Landlord reasonably deems necessary or prudent solely to enable it to comply with Orders or anti-money laundering laws as now in existence or hereafter amended.

Any breach or violation of this Section 22.2 shall, at Landlord’s option, constitute an Event of Default by Tenant under this Lease.

XXII.3 ERISA.  Tenant represents and warrants that it is not an employee benefit plan as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or an entity (e.g. an insurance company separate or general account) subject to ERISA or holding ERISA “plan assets” within the meaning of the Department of Labor Regulations at Section 2510.3-101.

XXII.4 Telecommunications.

(a) Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative vendor service companies, shall have no right of access to or within the Building or the Property for the installation or operation of telecommunications services or systems, including, but not limited to, voice, video, data, and other telecommunications services provided over wire, fiber optic, microwave, wireless, or any other transmission system, for all or part of Tenant’s telecommunications within the Building and from the Building or the Property to any other location without Landlord’s prior written consent, which Landlord may withhold in its sole discretion.

(b) If Landlord consents in writing to the installation of any cabling and/or wires, then Tenant shall be responsible for ensuring that any such cabling and/or wiring is properly labeled.  Tenant acknowledges and agrees that the following terms and conditions shall apply to the same:

(i) No later than the tenth (10th) day after the expiration or sooner termination of the Lease, Landlord may elect  by written Notice to Tenant (the “Election Right”) to:

(1) Retain any or all wiring, cables, risers, and similar installations appurtenant thereto installed by Tenant in the risers of the Building (the “Wiring”);

(2) Remove any or all such Wiring and restore the Premises and risers to their condition existing prior to the installation of the Wiring (the “Wire Restoration Work”).  Landlord shall perform such Wire Restoration Work at Tenant’s sole cost and expense; or

(3) Require Tenant to perform the Wire Restoration Work at Tenant’s sole cost and expense.

(c) If Landlord elects to retain the Wiring, Tenant covenants that:

(i) Tenant shall convey good title to such Wiring, Tenant shall have good right to surrender such Wiring, and such Wiring shall be free of all liens and encumbrances; and

(ii) All wiring shall be left in good condition, working order, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

(d) Notwithstanding anything to the contrary in Section 4.6, Landlord may retain Tenant’s Security Deposit after the expiration or sooner termination of this Lease until the earliest of the following events:

(i) Landlord elects to retain the Wiring;

(ii) Landlord elects to perform the Wire Restoration Work, the Wire Restoration Work is complete, and Tenant has fully reimbursed Landlord for all costs related thereto; or

(iii) Landlord elects to require Tenant to perform the Wire Restoration Work, the Wire Restoration Work is complete, and Tenant has paid for all costs related thereto.

(e) If Tenant fails or refuses to pay all costs of the Wire Restoration Work within thirty (30) days after Tenant’s receipt of Landlord’s Notice requesting Tenant’s reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant’s Security Deposit toward the payment of such unpaid costs relative to the Wire Restoration Work.

(f)

The retention or application of the Security Deposit as provided in this Section 22.4 does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under this Lease, at law, or in equity.

(g) The provisions of this Section 22.4 shall survive the expiration or sooner termination of this Lease.

XXII.5 Statutory Access Disclosure and Related Terms.  As required by Section 1938(a) of the California Civil Code, Landlord discloses to you that the Premises have not undergone inspection by a Certified Access Specialist ("CASp").   As required by Section 1938(e) of the California Civil Code, Landlord also states that:

"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

As permitted by the quoted language above, it is agreed that:  (a) any CASp inspection requested by Tenant shall be requested by Tenant within ten (10) days after the date on which this Lease has been executed by Landlord and Tenant, (b) the contract under which the inspection is to be performed shall not limit the CASp's liability if the CASp fails to perform the inspection in accordance with the standard of care applicable to experts performing such inspections, Landlord shall be an intended third party beneficiary of such contract and the contract shall otherwise comply with the provisions of this Lease applicable to Tenant contracts for construction; (c) the CASp inspection shall be conducted (i) at Tenant's sole cost and expense, (ii) by a CASp approved in advance by Landlord, (iii) after normal business hours, (iv) in a manner reasonably satisfactory to Landlord, and (v) shall be addressed to, and, upon completion, promptly delivered to, Landlord and Tenant; (d) the information in the inspection shall not be disclosed by Tenant to anyone other than contractors, subcontractors, and consultants of Tenant who have a need to know the information therein and who agree in writing not to further disclose such information; and (e) notwithstanding anything to the contrary in this Lease, Tenant, shall, at its cost, make any repairs, improvements, and alterations, structural or non-structural, within the Premises to comply with all construction-related accessibility standards applicable to Tenant's use or occupancy of the Premises and Landlord shall make all such repairs, improvements and alterations outside of the Premises and the costs and charges for the same shall be paid by Tenant.  Work to be performed by Landlord at Tenant's expense shall be estimated by Landlord and prepaid by Tenant within ten (10) days after Landlord's request. When the work is substantially completed, the estimated and actual costs and charges for such work shall be compared and Tenant shall receive a credit against future Rent for any overpayment and shall pay any underpayment to Landlord with the next installment of Rent due hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date of this Lease.

LANDLORD:

REEP-OFC CORPORATE POINTE CA, LLC,

a Delaware limited liability company

By:

______________________________________

Name:

______________________________________

Its:

______________________________________

Date:

______________________________________

TENANT:

FLITWAYS TECHNOLOGY INC., a Nevada corporation

By:

______________________________________
Tobi Mac, Chief Executive Officer

By:

______________________________________

Name:

______________________________________

Its:

______________________________________

TENANT’S ADDRESS FOR NOTICES
PRIOR TO COMMENCEMENT DATE:

4640 Admiralty Way, Suite 850

Marina Del Rey, CA  90292

Attn:  Tobi Mac, Chief Executive Officer

EXHIBIT A

DIAGRAM OF PREMISES

This Exhibit is attached to and made a part of that certain Standard Form Office Lease dated September __, 2017, by and between REEP-OFC CORPORATE POINTE CA, LLC, a Delaware limited liability company , as “Landlord”, and FLITWAYS TECHNOLOGY INC., a Nevada corporation, as “Tenant”, for the Premises known as 600 Corporate Pointe, Suite 550, Culver City, California.

1.31.17

Floor

5

600 Corporate Pointe

600 Corporate Pointe
Culver City, CA 90230

Vacant

Suite 550 - Final Tenant

Stevenson Systems

EXHIBIT B

This Exhibit is attached to and made a part of that certain Standard Form Office Lease dated September __, 2017, by and between REEP-OFC CORPORATE POINTE CA, LLC, a Delaware limited liability company, as “Landlord”, and FLITWAYS TECHNOLOGY INC., a Nevada corporation, as “Tenant”, for the Premises known as 600 Corporate Pointe, Suite 550, Culver City, California.

COMMENCEMENT DATE MEMORANDUM

Date: ____________________

RE:

Standard Form Office Lease dated ________________, , by and between REEP-OFC CORPORATE POINTE CA, LLC, a Delaware limited liability company, as “Landlord”, and FLITWAYS TECHNOLOGY INC., a Nevada corporation, as “Tenant”, for the Premises known as 600 Corporate Pointe, Suite 550, Culver City, California.

Agreement

Capitalized terms used herein without further definition shall have the meanings given them in the Lease. The undersigned hereby agree as follows:

1.

The Commencement Date, as determined in accordance with the Lease, is hereby stipulated for all purposes to be ______________________________________.

2.

In accordance with the Lease, Monthly Rent) in the amount of $__________, subject to adjustment in accordance with the terms of the Lease, commences to accrue on __________________ and is due and payable in advance on the first day of each and every month during the Term (as defined in the Lease).  Unless and until notified by Landlord to the contrary, Tenant shall make its Rent checks payable to ______________________________ c/o ________________________________________.

“Landlord” REEP-OFC CORPORATE POINTE CA, LLC, a Delaware limited liability company By: ____________________________ Name: ____________________________ Title: ____________________________

“Tenant”

FLITWAYS TECHNOLOGY INC., a Nevada corporation

By:

____________________________________
Tobi Mac, Chief Executive Officer

By:

____________________________________

Name:

____________________________________

Its:

____________________________________

EXHIBIT C

This Exhibit is attached to and made a part of that certain Standard Form Office Lease dated September __, 2017, by and between REEP-OFC CORPORATE POINTE CA, LLC, a Delaware limited liability company, as “Landlord”, and FLITWAYS TECHNOLOGY INC., a Nevada corporation, as “Tenant”, for the Premises known as 600 Corporate Pointe, Suite 550, Culver City, California.

RULES AND REGULATIONS

This Exhibit sets forth the rules and regulations governing Tenant’s use of the Common Area and the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof.  Unless otherwise defined, capitalized terms used herein shall have the same meanings as set forth in the Lease.  In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

2.

The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose.  Landlord may remove any such obstruction without Notice or obligation to Tenant.  The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to the Building to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. No tenant or employee or invitee of any tenant shall be permitted upon the roof of the Building.

3.

No awnings or other projection shall be attached to the outside walls of the Building.  No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

4.

Tenant shall not in any way deface any part of the Premises or the Building or the Project.  Tenant shall not remove or lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing.  The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

5.

The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

6.

Landlord shall direct electricians as to the manner and location of any future telephone wiring.  No boring or cutting for wires will be allowed without the prior written consent of Landlord.  The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

7.

The Premises shall not be used for manufacturing, retail sales, or the storage of merchandise.  No exterior storage shall be allowed at any time without the prior written approval of Landlord.  The Premises shall not be used for cooking, a beauty parlor, manicuring, any medical use or washing of clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.  No vending machines shall be installed by or on behalf of Tenant within the Premises, the Building or the Project.

8.

Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, machinery, or otherwise.  Tenant shall not use keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

9.

[Intentionally Omitted.]

10.

Neither Tenant nor any of Tenant’s Agents shall at any time bring or keep upon the Premises any toxic, hazardous, inflammable, combustible or explosive fluid, chemical or substance without the prior written consent of Landlord.  Smoking or carrying cigars or cigarettes in the Common Area may be regulated from time to time as determined by Landlord, and Tenant and Tenant’s Agents shall strictly comply with any such regulations.

11.

No animals (except for service animals) shall be permitted at any time within the Premises, the Building or the Project.

12.

Tenant shall not use the name of the Premises, the Building, the Property or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address, without the prior written consent of Landlord.  Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Project or the Building or its desirability for its intended uses, and, upon written Notice from Landlord, Tenant shall refrain from or discontinue such advertising.

13.

Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises, the Project or the Building are prohibited and Tenant shall cooperate to prevent the same.

14.

All equipment of any electrical or mechanical nature shall be placed by Tenant on the Premises, in settings approved by Landlord in writing, in such a way as to best minimize, absorb and prevent any vibration, noise or annoyance.  No cooking shall be done or permitted upon the Premises except pursuant to normal use of a microwave oven, toaster oven and coffee maker for the sole benefit of Tenant and Tenant’s Agents.

15.

No safes, computers or other objects larger or heavier than the freight elevators of the Building are limited to carry shall be brought into or installed in the Premises.  Landlord shall have the right to prescribe and approve of the weight and position of safes, computers or other large or heavy objects which shall, if deemed necessary by Landlord, be placed on some type of applicable platform prescribed by Landlord to distribute the weight.  The moving of safes, computers or other large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written Notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord.  No freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried into the elevators during normal business hours (i.e., Monday through Friday, 7:00 a.m. to 7:00 p.m. (except Holidays)) unless approved in writing by Landlord.

16.

No air conditioning unit or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord.  Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease.

17.

No aerial antenna or other devices shall be erected on the roof or exterior walls of the Building, or on the grounds, without in each instance the prior written consent of Landlord (which consent may be withheld by Landlord in its sole and absolute discretion).  Any aerial antenna or other device so installed by or on behalf of Tenant without such written consent shall be subject to removal by Landlord at any time without prior Notice at the expense of Tenant, and Tenant shall upon Landlord’s demand pay a removal fee to Landlord of not less than $500.00.

18.

Tenant shall not place any movable objects, including antennas, outdoor furniture, etc., in the driveways, landscaped area or other areas outside of the Premises, or on the roof of the Building.

19.

Tenant shall maintain the Premises as provided in the Lease, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for that purpose.  Tenant shall not cause unnecessary labor by reason of Tenant’s carelessness and indifference in the preservation of good order and cleanliness.  All cardboard boxes must be “broken down”, and all styrofoam chips must be bagged or otherwise contained so as not to constitute a nuisance.

20.

Tenant shall see that the windows, transoms and doors of the Premises are closed and securely locked before leaving the Building and shall observe strict care not to leave windows open, if applicable, when it rains.  Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

21.

All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease.  Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord.  In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof.  Upon termination of its tenancy, Tenant shall deliver to Landlord all keys and access cards to the Premises, the Building and Common Area.

22.

No person shall enter or remain within the Project or the Building while intoxicated or under the influence of liquor or drugs.  Landlord shall have the right to exclude or expel from the Project or the Building any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project or Building.

23.

Tenant shall give Landlord prompt Notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment or any dangerous or hazardous condition existing on the property.

24.

All electrical equipment used by Tenants shall be U.L. approved.  Nothing shall be done or permitted in the Premises, and nothing shall be brought into or kept in the Premises which would impair or interfere with any of the Building services or the proper and economic heating, cooling, cleaning or other servicing of the Building or the Premises.

25.

Tenant shall furnish and utilize masonite or plastic floor mats so as to minimize carpet damage resulting from the use of rollers on chairs.

Tenant agrees to comply with all such Rules and Regulations.  Should Tenant not abide by these Rules and Regulations, Landlord or any “Operator,” “Association” or “Declarant” under any Restrictions may serve a three (3) day Notice to correct the deficiencies.  If Tenant has not corrected the deficiencies by the end of the Notice period, Tenant will be in default of the Lease, and, in addition to all other rights and remedies of Landlord, Landlord and/or its designee shall have the right, without further Notice, to cure the violation at Tenant’s expense.

Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises, Property, Project, and the Common Area, and Tenant shall abide by (and cause Tenant’s Agents to abide by) any such amendments, supplements and additional rules and regulations.  Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

Neither Landlord nor Landlord’s Agents or any other person or entity shall be responsible to Tenant or to any other person for the ignorance or violation of these Rules and Regulations by any other tenant or other person.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition precedent, waivable only by Landlord, to Tenant’s occupancy of the Premises.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building and/or the Project.